Execution Version                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                            Exhibit 10.1

PURCHASE AND SALE AGREEMENT

by and among

National Health Investors, Inc., a Maryland corporation, on behalf of itself and its affiliates identified as a “Seller Party” in Exhibit A attached hereto

(as Seller)

and

NHC/OP, L.P., a Delaware limited partnership, on behalf of itself and its affiliates identified as a “Purchaser Party” in Exhibit A attached hereto

(as Purchaser)

Dated: April 21, 2026

Properties:

NHC Portfolio – 35 Facilities

i

List of Exhibits

EXHIBIT A - SCHEDULE OF FACILITIES, SELLER PARTIES AND PURCHASER PARTIES PER FACILITY

EXHIBIT B – LEGAL DESCRIPTIONS FOR PROPERTIES (35 Legal Descriptions)

EXHIBIT C-1 TO C-7 – FORM SPECIAL WARRANTY DEED BY STATE (AL, FL, KY, MO, SC, TN, VA)

EXHIBIT D - FIRPTA AFFIDAVIT

EXHIBIT E - PARTIAL MASTER LEASE TERMINATION AGREEMENT AND PARTIAL ASSIGNMENT AND ASSUMPTION OF MASTER LEASE

EXHIBIT F - SCHEDULE OF UNRECORDED QUITCLAIM DEEDS

EXHIBIT G - STATE-ENTITY QUIT CLAIM DEEDS AFFIDAVIT

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the 21st day of April , 2026 (the “Effective Date”), by and between National Health Investors, Inc., a Maryland corporation (“Seller”), on behalf of itself and those of its affiliates identified a “Seller Party” in Exhibit A attached hereto and incorporated herein (each a “Seller Party” and collectively referred to as “Seller Parties”), and NHC/OP, L.P., a Delaware limited partnership (“Purchaser”), on behalf of itself and those of its affiliates identified a “Purchaser Party” in Exhibit A attached hereto and incorporated herein (each a “Purchaser Party” and collectively referred to as “Purchaser Parties”). Seller, Seller Parties, Purchaser and Purchaser Parties are each referred to herein as a “Party”, and collectively, as the “Parties”.

Recitals

WHEREAS, Seller and/or the Seller Parties identified in Exhibit A attached hereto and incorporated herein with respect to the Facilities (as defined herein) own certain parcels of land in the counties and states identified on Exhibit A attached hereto and incorporated herein and more particularly described in Exhibit B attached hereto and incorporated herein (the “Land”), upon which Land are located those certain improvements, fixtures and building(s) operated as skilled nursing facilities, assisted living facilities and/or independent living facilities (each such facility is referred to herein as a “Facility”; and collectively, such facilities are referred to herein as the “Facilities”).

WHEREAS, as of the Effective Date, Seller, as lessor, leases to Purchaser, as lessee, each of the Facilities (a) pursuant to that certain Master Agreement to Lease, dated October 17, 1991, as amended by that certain Amendment No. 1 to Master Agreement to Lease, dated June 2, 1993, as amended by that certain Amendment No. 2 to Master Agreement to Lease, dated January 15, 1996, as amended by that certain Amendment No. 3 to Master Agreement to Lease, dated July 22, 1997, as amended by that certain Amendment No. 4 to Master Agreement to Lease, dated December 31, 1997, as amended by that certain Amendment No. 5 to Master Agreement to Lease, dated December 27, 2005, as amended by that certain Amendment No. 6 to Master Agreement to Lease, dated December 26, 2012, as amended by that certain Amendment No. 7 to Master Agreement to Lease, dated August 28, 2013, as amended by that certain Amendment No. 8 to Master Agreement to Lease, dated October 30, 2020, as amended by that certain Amendment No. 9 to Master Agreement to Lease, dated March 29, 2021, and as amended by that certain Amendment No. 10 to Master Agreement to Lease, dated September 1, 2022, and (b) those short-form single Facility leases executed by the Parties on a Facility by Facility basis, which set forth a description of the Property and other limited terms (collectively, the “Master Lease”).

WHEREAS, as of the Effective Date, National Health Realty, LLC (an affiliate of Purchaser), as sublandlord, has subleased the Facilities identified as the “Florida Facilities” in Exhibit A attached hereto and incorporated herein (collectively, the “Florida Facilities”) to Solaris Healthcare Properties, LLC (the “Florida Facilities Subtenant”) pursuant to the terms of that certain Master Lease executed on or about January 1, 2016 (as thereafter amended, the “Florida Facilities Sublease”).

WHEREAS, under the terms of the Master Lease, (a) Purchaser or a Purchaser Party is the sole operator of each Facility (except for the Florida Facilities which are operated by the Florida Facilities Subtenant), (b) Purchaser or a Purchaser Party holds all local, state and federal licenses necessary to operate each Facility for its uses as of the Effective Date, (c) Purchaser or a Purchaser Party owns all items of personal property, equipment (medical and otherwise), inventory and furnishings in each Facility, (d) the Master Lease is an absolute, net lease, (e) Purchaser or Purchaser Parties are responsible for maintaining and replacing all components of and systems serving the Facilities, (f) Purchaser or Purchaser Parties are responsible to pay for all operating expenses associated with the Facilities (including, without limitation, real estate taxes, personal property taxes, costs of insurance and utilities), and (g) Purchaser or Purchaser Parties are responsible for all costs of keeping the Property in compliance with applicable laws.

WHEREAS, contemporaneously with the Closing (as defined in Section 5.1 herein), Purchaser and Seller shall execute and deliver to each other a written partial termination and partial assumption of the Master Lease whereby (i) the Master Lease shall be terminated as to all Facilities subject to the Master Lease except for the Florida Facilities, and (ii) Seller, as assignor, shall assign to Purchaser, as assignee, the Master Lease as to the Florida Facilities and Purchaser shall assume the Master Lease as to the Florida Facilities, effective as of the date of the Closing (the “Partial Master Lease Termination and Partial Assignment and Assumption of Master Lease”) substantially in the form attached hereto as Exhibit E and made a part hereof for all purposes.

WHEREAS, the Parties hereto wish to enter into this Agreement to provide for the terms and conditions upon which Seller and Seller Parties shall sell and convey the Property (as defined in Article 1 herein) to Purchaser or a Purchaser Party, and Purchaser or a Purchaser Party will purchase and acquire the Property from Seller.

NOW, THEREFORE, in consideration of (a) the foregoing Recitals which are hereby incorporated into this Agreement and (b) the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

ARTICLE 1.

PROPERTY

Section 1.1    Property. At the Closing, and subject to the terms and conditions set forth herein, Seller and/or the applicable Seller Party shall sell, assign, transfer, convey and deliver to Purchaser or a Purchaser Party or their designated affiliate, and Purchaser or a Purchaser Party purchase and acquire from Seller or the applicable Seller Party, free and clear of all covenants, conditions and encumbrances except for the Permitted Exceptions (as defined in Section 4.1(b) herein), all of the following:

Section 1.2    Land. The Land together with all rights, title and interest of Seller and any Seller Party in and to (i) all and singular, the rights and appurtenances pertaining to such real property, including any easements and licenses, adjacent streets, alleys, rights-of-way, air rights, parking areas, and drainage rights and (ii) any and all water, water stock, water rights, riparian rights, or similar rights or privileges (including tap rights) appurtenant to or used in connection with the ownership or operation of such real property and (iii) all zoning, conditional use, variances, waivers and planning approvals related to the ownership, operation, and/or possible future development, expansion or redevelopment of such real property (all of the foregoing being hereinafter collectively referred to as the “Land”).

Section 1.3    Improvements. All buildings, improvements, structures, heating, plumbing, ventilation and HVAC systems, carpet, tile, floor coverings, security systems, sprinkler systems, and fixtures now constructed and situated on the Land, including, without limitation, the Facilities, together with all right, title and interest of Seller and any Seller Party in and to all parking areas, loading docks and similar facilities, landscaping and other improvements, structures and fixtures (all of the foregoing being hereinafter collectively referred to as the “Improvements”, and together with the Land, the “Property”).

ARTICLE 2.

PURCHASE PRICE

Section 2.1    Purchase Price. The total purchase price (the “Purchase Price”) for the Property is FIVE HUNDRED SIXTY MILLION AND NO/100 DOLLARS ($560,000,000.00).

Section 2.2    Payment of Purchase Price. On or before the Closing Date, provided this Agreement has not been terminated (pursuant to Section 3.3 or otherwise), Purchaser shall deposit with First American Title Insurance Company, National Commercial Services Unit, 511 Union Street, Suite 1600, Nashville, Tennessee 37219, attention: Susan Felts (hereinafter referred to herein as either the “Title Company” or the “Escrow Agent”), the Purchase Price (plus or minus any adjustments as set forth in this Agreement). At the Closing, and subject to the conditions of Closing as set forth herein, the Parties, by execution of the settlement statement, will direct the Escrow Agent to disburse the Purchase Price (plus or minus any adjustments as set forth in this Agreement) by wire transfer or other immediately available funds to Seller or as Seller shall direct.

Section 2.3    Earnest Money. Within five (5) Business Days after the Effective Date, Purchaser shall pay (by Purchaser’s check or wire transfer) the sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the “Initial Earnest Money”) to Escrow Agent to be held in escrow by Escrow Agent in accordance with the terms of this Agreement. If this Agreement has not been terminated (pursuant to Section 3.3 or otherwise) prior to the expiration of the Review Period (as hereinafter defined), then, within seven (7) Business Days after the expiration of the Review Period, Purchaser shall pay (by Purchaser’s check or wire transfer) the sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) (the “Additional Earnest Money”) to Escrow Agent to be held by Escrow Agent in accordance with the terms of this Agreement. The Initial Earnest Money and, if delivered in accordance with this Section 2.3, the Additional Earnest Money are collectively referred to as the “Earnest Money”. At all times during which the Earnest Money is held by the Escrow Agent, the same will be held by Escrow Agent as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. While the Earnest Money or any portion thereof is being held by the Escrow Agent, the Earnest Money must be invested by the Escrow Agent in the following investments (“Approved Investments”): (i) money market funds, or (ii) such other short-term investment option offered by the Escrow Agent as may be reasonably agreed to by Seller and Purchaser. All interest earned on the Earnest Money will be deemed part of the Earnest Money for all purposes under this Agreement. At the Closing, the entire Earnest Money will be applied to the Purchase Price. Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated prior to Closing and the Earnest Money is to be returned to Purchaser, $100 of the Earnest Money will be paid to Seller as independent consideration for this Agreement (the “Independent Consideration”) and the balance of the Earnest Money will be returned to Purchaser.

Section 2.4    Seller’s Liquidated Damages Deposit. If this Agreement has not been terminated (pursuant to Section 3.3 or otherwise) prior to the expiration of the Review Period, then, within seven (7) Business Days after the expiration of the Review Period, Seller shall pay (by Seller’s check or wire transfer) the sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Seller’s Liquidated Damages Deposit”) to Escrow Agent to be held in escrow by Escrow Agent in accordance with the terms of this Agreement. At all times during which the Seller’s Liquidated Damages Deposit is held by the Escrow Agent, the same will be held by Escrow Agent as a deposit against Seller’s obligations in Section 7.4(b). While the Seller’s Liquidated Damages Deposit or any portion thereof is being held by the Escrow Agent, the Seller’s Liquidated Damages Deposit must be invested by the Escrow Agent in the Approved Investments. All interest earned on the Seller’s Liquidated Damages Deposit will be deemed part of the Seller’s Liquidated Damages Deposit for all purposes under this Agreement. At the Closing, the entire Seller’s Liquidated Damages Deposit will be returned to Seller.

Section 2.5    Allocation of Purchase Price. The Purchase Price shall be allocated among the Property as requested by Purchaser and approved by Seller (such approval not to be unreasonably withheld, conditioned or delayed) prior to the Closing Date, and upon such approval such allocation will be set forth in a column on Exhibit A to this Agreement.

Section 2.6    No Financing Contingencies  Purchaser and Purchaser Parties expressly agree and acknowledge that Purchaser’s obligations hereunder are not in any way conditioned upon or qualified by Purchaser’s ability to obtain financing of any type or nature whatsoever (i.e., whether by way of debt financing or equity investment, or otherwise) to consummate the transaction contemplated hereby.

ARTICLE 3.

REVIEW PERIOD

Section 3.1    Review Period. Purchaser and Purchaser Parties shall have from the Effective Date until the earlier of (a) 11:59 p.m. (Central Time) on May 29, 2026, or (b) the date that Purchaser and Purchaser Parties waive in writing their rights as set forth in Section 3.3 to terminate this Agreement (such earlier time period, the “Review Period”), to review and approve such matters and information with respect to the Property, and to conduct such inspections, interviews, non-invasive tests and audits of the Property, including the Facilities and their operations, as Purchaser, in its sole discretion, deems appropriate.

Section 3.2    Obtaining Title Commitment and Survey. Seller, Seller Parties, Purchaser and Purchaser Parties acknowledge and agree that (a) prior to the Effective Date, Seller has obtained and provided to Purchaser commitments for ALTA form owner’s policies of title insurance with respect to the Property from the Title Company (each a “Title Commitment” and collectively, the “Title Commitments”), setting forth the state of title to the Property, and (b) during the Review Period and prior to the Closing, Purchaser, at its sole cost, may obtain a new, certified ALTA land title survey of the Property from a licensed surveyor in the states in which the Facilities are located (each a “Survey”; and collectively, the “Surveys”).

Section 3.3    Termination Notice. If, for any or no reason, Purchaser or any Purchaser Party, in its sole and absolute discretion, is not satisfied with the results of its inspections, tests or audits, or with any other fact or situation with respect to the Property or the transaction contemplated by this Agreement, then in such event, Purchaser or any Purchaser Party shall have the right to terminate this Agreement by giving written notice of such termination to Seller on or prior to the end of the Review Period and the Earnest Money (less the Independent Consideration, which will be paid to Seller) shall be refunded to Purchaser. In the event of such termination by Purchaser or any Purchaser Party during the Review Period, this Agreement shall be null and void, and the Parties hereto shall be released from all further obligations and liabilities hereunder, except with respect to the covenants, representations, warranties and indemnities set forth herein and that expressly survive the termination of this Agreement. In the event that Purchaser or any Purchaser Party fails to give such notice of termination to Seller prior to the expiration of the Review Period, Purchaser and Purchaser Parties shall be deemed to have waived Purchaser’s right to terminate the Agreement pursuant to this Section 3.3, which shall be of no further force or effect and which shall be deemed deleted from this Agreement, and this Agreement shall continue in full force and effect subject to the other provisions hereof. In the event that Purchaser or any Purchaser Party fails to give such notice of termination to Seller prior to the expiration of the Review Period, the Earnest Money shall become non-refundable to Purchaser except in the event of a Seller’s default under Article 7 or as otherwise set forth in this Agreement.

Section 3.4    Termination. If this Agreement has been terminated prior to the expiration of the Review Period in accordance with the terms of this Article 3 only, upon written request of Seller and payment by Seller of the actual, out-of-pocket costs paid by Purchaser related to the Surveys, Purchaser will promptly deliver to Seller copies of any Surveys obtained by Purchaser and Purchaser Parties without any representation or warranty of any kind whatsoever as to such Surveys. Notwithstanding anything to the contrary herein, any termination right that Purchaser or any Purchaser Party has under this Agreement may only be exercised to this Agreement in its entirety and with respect to all the Property applying to all the Facilities. Purchaser and Purchaser Parties shall not have the right to exercise any termination right under this Agreement as to less that all the Property or less than all the Facilities. Under this Agreement, Purchaser or Purchaser Parties shall not have the right to purchase less than all the Property applicable to all the Facilities.

Section 3.5    Seller’s and Seller Parties’ Obligation to Remove Liens. Notwithstanding anything to the contrary in this Agreement but subject to Section 4.2 below, Seller and Seller Parties must remove or cause to be removed (in any event in a manner reasonably acceptable to Purchaser and sufficient to cause the Title Company to issue the Owner Policy (as defined below), or Owner Policies if separate Owner Policies are requested by Purchaser, in the form required by this Agreement) at or prior to the Closing (i) any and all monetary liens, mortgages, deeds of trust, pledges, financing statements, security interests or other encumbrances, and (ii) any mechanics’ or materialmen’s liens or claims (together, “Monetary Liens”).

Section 3.6    Press Releases and Public Disclosures. From the Effective Date through the day immediately preceding the Closing Date, Purchaser, Purchaser Parties, Seller and Seller Parties shall maintain as confidential any and all non-public information obtained about the Property, the terms of this Agreement and any and all dealings and negotiations regarding the same and the financial condition of any Party and shall not disclose such information to any third-party. The obligations set forth in this Section shall not apply to information that: (i) is or becomes generally available to the public other than as a result of a disclosure by the receiving Party or its representatives in violation of this Section; (ii) was already known to the receiving Party on a non-confidential basis prior to being furnished by the disclosing Party; or (iii) becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party or its representatives, provided that such source is not known by the receiving Party to be bound by a confidentiality obligation to the disclosing Party. From the Effective Date through the day immediately preceding the Closing Date, except as may be permitted by the last sentence of this Section and except as may be required by law or in connection with the enforcement of any Party’s rights or obligations under this Agreement, Purchaser, Purchaser Parties, Seller and Seller Parties will not divulge any such information to other persons or entities including, without limitation, appraisers, real estate brokers, or competitors of either of the Parties. Notwithstanding the foregoing, Purchaser, Purchaser Parties, Seller and Seller Parties shall have the right to disclose information with respect to the Property and the terms of this Agreement to (a) its officers, directors, employees, attorneys, accountants, environmental auditors, engineers, surveyors, architects, brokers, financial advisors and similar professionals, potential lenders and investors, and other consultants, to the extent such party deems it necessary or appropriate in connection with the transaction contemplated by this Agreement (any such Party will inform each of the foregoing parties of such Party’s obligations under this Section); (b) its existing or prospective partners, members, equity holders or other investors, to the extent such party deems it necessary or appropriate in connection with the transaction contemplated by this Agreement, provided that such persons are informed of the confidential nature of such information and agree to be bound by the terms of this Section or are otherwise subject to confidentiality obligations no less restrictive than those set forth herein; and (c) any governmental authority, regulatory body, stock exchange or self-regulatory organization to the extent required by applicable law, regulation, rule, order or stock exchange listing requirement, or in connection with any required filings with the U.S. Securities and Exchange Commission, provided that, except with respect to governmental notices of a change of ownership (CHOW) and any other Licensing Filings (as defined below), the disclosing Party uses reasonable efforts to afford the other Parties an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon. In the event that any Party or its representatives are requested or required by court order, subpoena, civil investigative demand or similar legal process to disclose any confidential information prior to the date that immediately precedes the Closing Date, such Party shall, to the extent legally permitted, provide the other Parties with prompt written notice of such request or requirement so that the other Parties may seek an appropriate protective order or other remedy or waive compliance with the provisions of this Section. The timing and content of all press releases and other public announcements (including, without limitation, any public disclosures required by applicable law, regulation, rule, order or stock exchange listing requirement, or in connection with any required filings with the U.S. Securities and Exchange Commission) made prior to the Closing Date relating to the transactions contemplated by this Agreement shall be determined jointly by Purchaser and Seller prior to the Closing Date; provided that any Party hereto may make any public disclosure required by applicable law, regulation, rule or order; provided, however, in each case such Party uses reasonable efforts to afford the other Parties an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon. Prior to making any press release with respect to the execution of this Agreement, the releasing Party must use reasonable efforts to afford the other Parties an opportunity to first review the content of the proposed press release and provide reasonable comments thereon. Notwithstanding anything to the contrary herein, on the Closing Date or any time after the Closing Date, Purchaser, Purchaser Parties, Seller and Seller Parties may make, without the consent or approval of any other Party, any press releases or public disclosures (written and/or oral) such Party desires with respect to this Agreement and/or the transaction contemplated by this Agreement, including, without limitation, any public disclosures required by applicable law, regulation, rule, order or stock exchange listing requirement, or in connection with any required filings with the U.S. Securities and Exchange Commission.

Section 3.7    Licensing.  As previously stated in the Recitals to this Agreement, Purchaser, Purchaser Parties or the Florida Facilities Subtenant are operating each Facility under the terms of the Master Leases (or under the Florida Facilities Sublease with respect to the Florida Facilities) and are the holders of all licenses, permits or certificates of need permitting each Facility to be used for its current uses. To the extent that any notice, application or filing to any governmental authority, agency or department must be submitted as a result of the transfer of the Property as contemplated by this Agreement, Purchaser, at its sole cost, shall be responsible to prepare and submit all such notices, applications and filings (collectively, the “Licensing Filings”) and to pay all such application or filing fees. Seller and Seller Parties agree to cooperate and do all things reasonably practicable to assist Purchaser with such Licensing Filings to the extent the necessary information is in the knowledge of or control of Seller or any Seller Party.

Section 3.8    HSR Act Filing.  Each Party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions (including those under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)) required under any law applicable to such Party or any of its affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Following Purchaser’s strategic lead, each Party shall cooperate fully with the other Party and its affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals and share all related substantive communications subject to measures necessary to preserve privilege claims or protect competitively sensitive information. The Parties hereto shall not willfully take any action that could reasonably have the effect of materially delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals. The Parties acknowledge and agree that Purchaser shall pay the cost of any filing fees associated with the filings of Purchaser, Purchaser Parties, Seller and Seller Parties pursuant to the HSR Act.

ARTICLE 4.

TITLE MATTERS

Section 4.1    Title and Survey Review.

(a)         During the Review Period, Purchaser and Purchaser Parties may review the Title Commitment and the Surveys. As of the expiration of the Review Period, provided Purchaser has not delivered a termination notice pursuant to Section 3.3, Purchaser and Purchaser Parties shall be deemed to have accepted the condition of title to the Property and agreed to accept title to the Property, subject only to the Permitted Exceptions (as defined herein) and to Purchaser’s right to object to Additional Title Matters (as defined herein). If a legal description in a Survey of any particular Property differs from the legal description of the same Property as used in the vesting deed to Seller or a Seller Party, then the Parties agree that (i) the legal description from the vesting deed to Seller or a Seller Party shall be used in the applicable Deed (which shall be a special warranty deed), and (ii) Seller or a Seller Party shall execute and deliver to Purchaser or Purchaser Parties a quit claim deed (singularly, a “Quit Claim Deed” and collectively the “Quit Claim Deeds”) for such Property using the legal description set forth in the Survey for such Property.

(b)         The term “Permitted Exceptions” shall mean: (i)         all real estate taxes and assessments; (ii) all easements, restrictions, rights-of-way, party wall agreements, encroachments, covenants, reservations, agreements, leases (including the Florida Facilities Sublease, but expressly excluding the Master Lease being terminated at Closing), tenancies, licenses, conditions and other matters affecting all or any portion of the Property to the extent (A) reflected on Schedule B-Part II to the Title Commitments prior to the expiration of the Review Period and not agreed by Title Company to be removed or otherwise insured over (provided if first reflected after the expiration of the Review Period, or if Title Company rescinds its agreement to remove or insure over after the expiration of the Review Period, then in each case subject to Purchaser’s right to object to Additional Title Matters); (B) reflected on any of the Surveys prior to the expiration of the Review Period (or if first reflected after the expiration of the Review Period, then subject to Purchaser’s right to object to Additional Title Matters); or (C) created by or consented and agreed to in writing by Purchaser, Purchaser Parties or their affiliates prior to or during the term of the Master Lease; (iii) all applicable laws, statutes, ordinances, rules, regulations, including without limitation, all zoning laws; (iv) all matters created by, or with the written consent of, Purchaser, Purchaser Parties or their affiliates; (v) any exceptions disclosed by any of the Title Commitments (as same may be updated from time to time) or the Surveys, in each case prior to the expiration of the Review Period and not agreed by Title Company to be removed or otherwise insured over (provided if first reflected after the expiration of the Review Period, or if Title Company rescinds its agreement to remove or insure over after the expiration of the Review Period, then in each case subject to Purchaser’s right to object to Additional Title Matters); (vi) the rights of residents of each Facility under unrecorded resident agreements with Purchaser or Purchaser Parties or their subtenants or affiliates; (vii) the rights of any subtenants subletting all or any portion of the Property under agreements with Purchaser, Purchaser Parties or their affiliates; and (viii) extended owner’s Title Policy “jacket” exclusions and exceptions from coverage contained in the Title Commitments and Title Policies issued therefrom. Notwithstanding anything to the contrary contained in this Agreement, but subject to the provisions of Section 4.2 herein, Monetary Liens and the State-Entity Quit Claim Deeds (as defined below) will not constitute Permitted Exceptions.

(c)         With the exception of a few tracts of land acquired by Seller or a Seller Party during the term of the Master Lease and at the request of Purchaser or Purchaser Parties for their use in connection with the applicable Facility (the “Supplemental Properties”), Purchaser, Purchaser Parties, Seller and Seller Parties acknowledge and agree that title to the Property is derived from vesting deeds from Purchaser, Purchaser Parties and their affiliates. The Supplemental Properties are identified in Exhibit A. The Permitted Exceptions include title defects, exceptions, conditions, covenants, easements and other encumbrance (i) which affected title to the Property (other than the Supplemental Properties) when such Property was conveyed to Seller or Seller Parties by Purchaser or a Purchaser Party, (ii) which affected title to the Supplemental Properties when each such Supplemental Property was conveyed to Seller or a Seller Party by the prior owner of such Supplemental Properties, and/or (iii) which were created after such conveyance of the Property (inclusive of the Supplemental Properties) to Seller or Seller Parties, created by Seller or Seller Parties with the express written consent of Purchaser or applicable Purchaser Party, or were otherwise expressly permitted by the Master Lease to be created by Seller or Seller Parties without the express written consent of Purchaser or Purchaser Parties. Provided that Purchaser and Purchaser Parties obtain and deliver the Surveys to Seller and Seller Parties during the Review Period, Seller and Seller Parties agree to cooperate in good faith with Purchaser and Purchaser Parties to address any title defects or title issues raised by the Title Commitments or the Surveys which were created by Seller and/or any Seller Party during the period of time in which the relevant Property was subject to the Master Lease.

Section 4.2    Monetary Liens and Other Encumbrances. Notwithstanding anything to the contrary contained herein, Seller and Seller Parties shall not be required to bring any action or proceeding or take any other steps to cure or remove any defects in, objections to title, exceptions to title or to expend any monies to remove or address (a) Monetary Liens created by Purchaser or any Purchaser Party, (b) any covenant, condition, easement, exception or encumbrance created by Purchaser or any Purchaser Party (whether before or during the term of the Master Lease) which affected title to the Property (other than the Supplemental Properties) when such Property was conveyed to Seller or Seller Parties by Purchaser or a Purchaser Party, and/or (c) any covenant, condition, easement, exception or encumbrance which affected title to the Supplemental Properties when each such Supplemental Property was conveyed to Seller or a Seller Party by the prior owner of such Supplemental Properties and which were created after such conveyance of a Supplemental Property to Seller or Seller Parties, created by Seller or Seller Parties with the express written consent of Purchaser or applicable Purchaser Party, or were otherwise expressly permitted by the Master Lease to be created by Seller or Seller Parties without the express written consent of Purchaser or Purchaser Parties.

Section 4.3    Conveyance. At the Closing, Seller will convey fee simple title to the Property to Purchaser, a Purchaser Party of their designee by the Deeds (as defined in Section 5.2(a) herein), free and clear of covenants, conditions, easements or encumbrances other than the Permitted Exceptions.

Section 4.4    Owner Policy. At the Closing, the Title Company will be committed to issue, at Seller’s sole cost and expense (except for any endorsements requested by Purchaser or Purchaser Parties, the cost of which will be paid by Purchaser), at the election of Purchaser either (a) one (1) 2021 extended ALTA form Owner’s Policy of Title Insurance with extended coverage and such endorsements requested by Purchaser (the “Owner Policy”), insuring all Property in a single aggregate Owner Policy, or (b) separate Owner Policies with respect to the Property associated with each separate Facility; in each case in the amount of the Purchase Price (or allocated Purchase Price per Property, if separate Owner Policies are requested by Purchaser), insuring Purchaser’s or a Purchaser Party’s fee simple title to the Property, subject only to the Permitted Exceptions.

Section 4.5    Additional Title Matters. Approval by Purchaser of any additional title exceptions, defects, encumbrances or other title and survey matters either (i) first disclosed in writing after the end of the Review Period and not caused or created by Purchaser or a Purchaser Party, or (ii) with respect to which Title Company rescinds its agreement to remove or otherwise insure over after the expiration of the Review Period (collectively (i) and (ii), the “Additional Title Matters”) will be a condition precedent to Purchaser’s obligations to purchase the Property. Unless Purchaser gives written notice (“Title Disapproval Notice”) that it disapproves any Additional Title Matters, stating the Additional Title Matters so disapproved, before the sooner to occur of the Closing or five (5) Business Days after receipt of written notice of such Additional Title Matters, Purchaser will be deemed to have approved such Additional Title Matters. Seller will have until the Closing within which to remove the disapproved Additional Title Matters set forth therein from title (Seller having the right but not the obligation to do so). If Seller determines at any time that it is unable or unwilling to remove any one or more of such disapproved Additional Title Matters, Seller must give written notice to Purchaser to such effect; in such event, Purchaser may, at its option, terminate this Agreement upon written notice to Seller but only if given on or prior to the sooner to occur of the Closing or three (3) Business Days after Purchaser receives Seller’s notice, in which case this Agreement will immediately terminate, Purchaser will be entitled to a return of the Earnest Money (less the Independent Consideration, which will be paid to Seller), and Seller and Purchaser will have no further rights or obligations hereunder, except for the provisions hereof that expressly survive termination of this Agreement; provided, however, if (a) such Additional Title Matter is as a result of Seller’s default of its obligations under this Agreement, the provisions of Section 7.4(b) will apply, and (b) such new title exception is caused or created by Purchaser or a Purchaser Party the new title exception shall not be deemed an Additional Title Matter and Purchaser or any Purchaser Party may not object to such new title exception. If Purchaser fails to give such termination notice by such date, Purchaser will be deemed to have waived its objection to, and to have approved, the matters set forth in Seller’s notice and such matters will constitute Permitted Exceptions.

Section 4.6    State-Entity Quit Claim Deeds

. Seller, Seller Parties, Purchaser and Purchaser Parties acknowledge and agree that Seller and Seller Parties report that (a) on or around October 18, 1991, Seller executed certain quit claim deeds and lease assignments as more particularly described in Exhibit F attached hereto and incorporated herein (the “State-Entity Quit Claim Deeds”) which contemplated the transfer of title to the real property associated with those Facilities in a particular state (e.g., Tennessee) to a single entity formed for purposes of holding title to all real property associated with those Facilities in the applicable state, (b) most, if not all, of the State-Entity Quit Claim Deeds were not recorded in the official records’ or register’s office for the applicable county and state and such State-Entity Quit Claim Deeds were retained in the records and files of Purchaser until approximately 2006 and thereafter were placed in the possession of Seller (if a State-Entity Quit Claim Deed was recorded in the official records, the grantee in such deed is identified as a Seller Party in Exhibit A attached hereto and will be either the sole grantor or a co-grantor in the Deeds and Quit Claim Deeds to be delivered by Seller and Seller Parties under Section 5.2(a) herein), (c) for purposes of the transaction contemplated by this Agreement and the delivery of the Deeds and Quit Claim Deeds by Seller and Seller Parties under Section 5.2(a) herein, the Parties are disregarding the existence of the unrecorded State-Entity Quit Claim Deeds and agreeing to permit each of the Deeds to be executed and delivered by Seller or Seller Party that is the owner of record of the applicable Property, and (d) Seller, Seller Parties, Purchaser and Purchaser Parties shall execute and deliver to each other and to Title Company an affidavit and agreement (the “State-Entity Quit Claim Deeds Affidavit”) in the form attached to this Agreement as Exhibit G.

ARTICLE 5.
CLOSING

Section 5.1    Closing. Subject to the satisfaction or waiver of the conditions to closing set forth in Article 9 hereof, the closing of the purchase and sale of the Property (the “Closing”) will be held through escrow with the Escrow Agent on July 1, 2026 or such earlier date as may be mutually agreed by the Parties in their sole discretion (the “Closing Date”). There will be no requirement that Seller and Purchaser physically attend the Closing, and all funds and documents to be delivered at the Closing will be delivered to the Escrow Agent unless the Parties mutually agree otherwise. Purchaser and Seller hereby authorize their respective attorneys to execute and deliver to the Escrow Agent any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and facilitate the closing of the transactions contemplated hereby, provided, however, that such instructions are consistent with and merely supplement this Agreement and do not in any way modify, amend or supersede this Agreement.

Section 5.2    Obligations of Seller and Seller Parties. On or before the Closing Date, Seller and/or Seller Parties shall deliver (or cause to be delivered) to the Escrow Agent in escrow for Closing, the following with respect to the Property:

(a)    A duly executed and acknowledged original Special Warranty Deed for the Property associated with each Facility (collectively, the “Deeds”) substantially in the state forms attached hereto as Exhibit C-1 through Exhibit C-7 and made a part hereof for all purposes, provided that the legal descriptions to be used in the Deeds shall be determined by Seller and Seller Parties and may include either (i) the legal description in the applicable vesting deed to Seller or any applicable Seller Party or (ii) the Survey legal descriptions for such particular Property as provided in Section 4.1(a). As provided in Section 4.1(a) herein, if a Deed from Seller or a Seller Party uses a legal description from a vesting deed that is different from the Survey legal description for such Property, such Seller or Seller Party shall execute and deliver to Purchaser or a Purchaser Party a Quit Claim Deed for such Property using the Survey legal description for such Property;

(b)    A duly executed and acknowledged Partial Master Lease Termination and Partial Assignment and Assumption of Master Lease and the State-Entity Quit Claim Deeds Affidavit;

(c)    Original federal certificates of “non-foreign” status (the “FIRPTA Affidavit”) duly executed by Seller and relevant Seller Parties substantially in the form attached hereto as Exhibit D and made a part hereof for all purposes;

(d)    An owner’s/seller’s affidavit, in form and substance reasonably acceptable to Seller and Seller Parties, as to parties in possession and such other matters required to cause the Title Company to issue the Owner Policy (or Owner Policies if separate Owner Policies are requested by Purchaser), duly executed by Seller or the relevant Seller Party (but not otherwise) and delivered to the Title Company;

(e)    A certification from Seller and Seller Parties that all representations and warranties made by Seller and Seller Parties under this Agreement are true, complete and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (if accurate or, if not accurate, a description of the basis of such inaccuracy);

(f)    Such evidence or documents as may reasonably be required by the Title Company evidencing the organization, status and capacity of Seller and Seller Parties and the authority of the person or persons executing the various documents on behalf of Seller and Seller Parties in connection with the sale of the Property;

(g)    A duly executed copy of the mutually satisfactory settlement statement;

(h)    All transfer tax declarations, returns, affidavits and similar forms and filings required by applicable law in connection with the payment of any documentary stamp taxes, transfer taxes, recording taxes or similar taxes imposed in connection with the conveyance of the Property, each duly executed by Seller or the relevant Seller Party to the extent required to be executed by the transferor under applicable law; and

(i)    Such additional documents as may be reasonably required by Purchaser, the Escrow Agent or the Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller and Seller Parties in a manner not otherwise provided for herein).

Section 5.3    Purchaser’s Obligations. On or before the Closing Date, Purchaser and any applicable Purchaser Party shall deliver (or cause to be delivered) to the Escrow Agent in escrow for Closing, the following with respect to the Property:

(a)    The Purchase Price amount set forth in Section 2.1, less the amount of the Earnest Money, by wire transfer of immediately available funds;

(b)    Such evidence or documents as may reasonably be required by the Title Company evidencing the organization, status and capacity of Purchaser or Purchaser Parties and the authority of the person or persons who are executing the various documents on behalf of Purchaser and Purchaser Parties in connection with the acquisition of the Property;

(c)    A duly executed and acknowledged Partial Master Lease Termination Master Lease Termination and Partial Assignment and Assumption of Master Lease and State-Entity Quit Claim Deeds Affidavit;

(d)    A duly executed copy of the mutually satisfactory closing/settlement statement;

(e)    All transfer tax declarations, returns, affidavits and similar forms and filings required by applicable law in connection with the payment of any documentary stamp taxes, transfer taxes, recording taxes or similar taxes imposed in connection with the conveyance of the Property, each duly executed by Purchaser or the relevant Purchaser Party to the extent required to be executed by the transferee under applicable law; and

(f)    Such additional documents as may be reasonably required by Seller, the Escrow Agent or the Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Purchaser and Purchaser Parties in a manner not otherwise provided for herein).

Section 5.4    Possession. Subject to the partial termination of the Master Lease as to all Facilities other than the Florida Facilities and the assignment of the Master Lease as to the Florida Facilities only, possession of the Property with respect to each Facility shall be delivered to Purchaser or the Purchaser Party taking title to the Property with respect to a particular Facility by Seller and Seller Parties at the Closing, subject only to the Permitted Exceptions (inclusive of the tenancy rights of the Florida Facilities Subtenant pursuant to the Florida Facilities Sublease).

ARTICLE 6.

CLOSING COSTS

Section 6.1    No Prorations. The Parties agree that (i) prior to the Closing Date and pursuant to the Master Lease, Purchaser, as lessee, is responsible to pay all taxes, assessments, utility charges and operating expenses in connection with the use and occupancy of the applicable Property accruing prior to the Closing Date, and (ii) as between Seller, Seller Parties, Purchaser and Purchaser Parties, at Closing there shall not be a proration of such taxes, assessments, utility charges, operating expenses and any rents and revenues in connection with the applicable Facilities under this Agreement.

Section 6.2    Closing Costs.

(a)    At the Closing, Seller and Seller Parties shall be responsible for payment of the following: (i) their own attorneys’ fee, (ii) one-half of any escrow closing fee charged by the Title Company and Escrow Agent, (iii) the cost of the premium for the Owner Policy (or Owner Policies if separate Owner Policies are requested by Purchaser) but excluding the cost of any endorsements requested by Purchaser or a Purchaser Party, and (iv) any commission owed by Seller and Seller Parties to its broker, Blueprint Healthcare Real Estate Advisors, LLC (“Seller’s Broker”). At the Closing, Purchaser and Purchaser Parties shall be responsible for the payment of the following: (i) their own attorneys’ fees, (ii) one-half of the escrow closing fee charged by the Title Company and Escrow Agent, (iii) the cost of any endorsements to the Owner Policy (or Owner Policies if separate Owner Policies are requested by Purchaser) requested by Purchaser, (iv) all recording fees, transfer taxes, documentary stamp taxes or similar taxes due on the recording of the Deeds, (v) the costs of all third-party due diligence reports obtained by Purchaser or any Purchaser Party, inclusive of the Surveys, and (vi) the costs of any other closing costs not enumerated above.

(b)    EACH PARTY HERETO REPRESENTS TO THE OTHER THAT (I) EXCEPT FOR ANY COMMISSION DUE TO SELLER’S BROKER BY SELLER, THERE ARE NO REAL ESTATE COMMISSIONS, FINDERS’ FEES OR BROKERS’ FEES THAT HAVE BEEN OR WILL BE INCURRED IN CONNECTION WITH THIS AGREEMENT OR THE SALE OF THE PROPERTY, AND (II) OTHER THAN SELLER’S BROKER WHICH HAS BEEN RETAINED EXCLUSIVELY BY SELLER, SUCH PARTY HAS NOT AUTHORIZED ANY BROKER OR FINDER TO ACT ON SUCH PARTY’S BEHALF IN CONNECTION WITH THE SALE AND PURCHASE HEREUNDER. EACH PARTY HERETO AGREES TO INDEMNIFY AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, COSTS OR EXPENSES OF ANY KIND OR CHARACTER ARISING OUT OF OR RESULTING FROM ANY AGREEMENT, ARRANGEMENT OR UNDERSTANDING ALLEGED TO HAVE BEEN MADE BY SUCH PARTY WITH ANY BROKER OR FINDER OTHER THAN SELLER’S BROKER IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREBY. AT THE CLOSING, SELLER SHALL PAY ANY COMMISSION DUE TO SELLER’S BROKER FOR ITS BROKER SERVICES IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. THIS OBLIGATION WILL SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

Section 6.3    Survival. The terms of this Article 6 shall survive any termination of this Agreement and the Closing and delivery of the Deeds. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deeds, and other Closing documents and instruments by Seller and Seller Parties and the acceptance thereof by Purchaser and Purchaser Parties shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Purchaser, Purchaser Parties, Seller and Seller Parties to be performed hereunder.

ARTICLE 7.

DEFAULT AND REMEDIES

Section 7.1    Termination of Agreement prior to Closing. This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time prior to the Closing, as follows:

(a)    By mutual written consent of Seller, Seller Parties, Purchaser and Purchaser Parties (in which event the Earnest Money shall be refunded to Purchaser, less the amount of the Independent Consideration which will be paid to Seller); or

(b)    Subject to Section 8.3, Seller and Seller Parties may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing in the event of a breach by Purchaser or any Purchaser Party of its representations or warranties as set forth in Section 8.2 provided that Seller or Seller Parties have notified Purchaser of the breach of representation and the breach of representation has continued without cure for a period of fifteen (15) days after the notice of the breach; or

(c)    Seller and Seller Parties may terminate this Agreement by giving written notice to Purchaser after the scheduled Closing Date if Purchaser has failed to consummate the Closing and failed to deliver the Purchase Price to Escrow Agent on the scheduled Closing Date despite Seller and Seller Parties having performed in all material respects all their obligations under this Agreement to be performed as of the time of such failure to consummate the Closing. For purposes of this Section 7.1(c), subject to Section 8.3, any failure of a Seller Condition (as defined below) to be satisfied on the Closing Date where such failure was caused by the gross negligence, willful misconduct, or breach of this Agreement by Purchaser or any Purchaser Party will constitute a failure by Purchaser and Purchaser Parties to consummate the Closing; or

(d)    In addition to Purchaser’s and Purchaser Parties’ termination rights under Section 3.3 during the Review Period and subject to Section 8.3, Purchaser and Purchaser Parties may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event of a breach by Seller or any Seller Party of its representations or warranties as set forth in Section 8.1 provided that Purchaser and Purchaser Parties have notified Seller of the breach of representation and the breach of representation has continued without cure for a period of fifteen (15) days after the notice of the breach; or

(e)    In addition to Purchaser’s and Purchaser Parties’ termination rights under Section 3.3 during the Review Period, Purchaser and Purchaser Parties may terminate this Agreement by giving written notice to Seller after the scheduled Closing Date if Seller has failed to consummate the Closing despite Purchaser and Purchaser Parties having performed in all material respects all their obligations under this Agreement to be performed as of the time of such failure to consummate the Closing (provided that Purchaser will have no obligation to deliver the Purchase Price to Escrow Agent if Seller is in default under this Agreement on the Closing Date). For purposes of this Section 7.1(e), subject to Section 8.3, any failure of a Purchaser Condition (as defined below) to be satisfied on the Closing Date where such failure was caused by the gross negligence, willful misconduct, or breach of this Agreement by Seller or any Seller Party will constitute a failure by Seller and Seller Parties to consummate the Closing.

For the avoidance of doubt, the Parties hereto agree that should this Agreement be terminated or should the Closing of the transaction contemplated by this Agreement not occur for any reason, then the Master Lease shall remain in full force and effect and shall not be affected by the termination of this Agreement.

Section 7.2    Notice of Termination; Effect of Termination.

(a)    If Purchaser, any Purchaser Party, Seller or any Seller Party seeks to terminate this Agreement pursuant to Section 7.1(b) through Section 7.1(e), such Party will provide written notice of termination to such other Party specifying with particularity the reason for such termination.

(b)    If Purchaser, any Purchaser Party, Seller or any Seller Party terminates this Agreement pursuant to Section 7.1, this Agreement will forthwith become void and there will be no liability or obligation on the part of any Party hereto (other than those liabilities that expressly survive any termination of this Agreement and those liabilities set forth in Section 7.3 and Section 7.4 below); provided, however, that no such termination (or any provision of this Agreement) will relieve any Party from liability for damages arising out of fraud.

Section 7.3    Purchaser’s Default.

(a)          If Seller terminates this Agreement pursuant to Section 7.1(b), then Seller and Seller Parties’ sole and exclusive remedy shall be to receive the Initial Earnest Money plus any accrued interest from Escrow Agent as liquidated damages under this Agreement (and the remainder of the Earnest Money shall be refunded to Purchaser). Following the termination of this Agreement by Seller pursuant to Section 7.1(b), Seller, Seller Parties, Purchaser and Purchaser Parties shall have no further rights, obligations, or liabilities under this Agreement, except for those obligations and liabilities in this Agreement that expressly survive termination. Purchaser and Purchaser Parties shall in no event whatsoever be liable to Seller and Seller Parties for any other damages of any kind whatsoever, and, except as expressly set forth in this Section 7.3, Seller and Seller Parties hereby unconditionally and irrevocably waive any claim for monetary damages against Purchaser or Purchaser Parties arising out of this Agreement, which waiver shall survive the termination of this Agreement. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER AND SELLER PARTIES WILL INCUR EXPENSES AND REPUTATIONAL HARM IF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS TERMINATED BY SELLER PURSUANT TO SECTION 7.1(b); FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER AND SELLER PARTIES CAUSED BY THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 7.1(b), AND THAT THE INITIAL EARNEST MONEY (TOGETHER WITH INTEREST EARNED THEREON) REPRESENTS THE PARTIES’ BEST CURRENT ESTIMATE OF SUCH DETRIMENT AND RECEIPT OF THE INITIAL EARNEST MONEY (TOGETHER WITH INTEREST EARNED THEREON) BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SELLER PARTIES PURSUANT TO APPLICABLE LAW AND WILL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

(b)         If Seller terminates this Agreement pursuant to Section 7.1(c), then Seller and Seller Parties’ sole and exclusive remedy shall be to receive the Earnest Money (inclusive of the Initial Earnest Money and the Additional Earnest Money plus any accrued interest) from Escrow Agent as liquidated damages under this Agreement. Following the termination of this Agreement by Seller pursuant to Section 7.1(c), Seller, Seller Parties, Purchaser and Purchaser Parties shall have no further rights, obligations, or liabilities under this Agreement, except for those obligations and liabilities in this Agreement that expressly survive termination. Purchaser and Purchaser Parties shall in no event whatsoever be liable to Seller and Seller Parties for any other damages of any kind whatsoever, and, except as expressly set forth in this Section 7.3, Seller and Seller Parties hereby unconditionally and irrevocably waive any claim for monetary damages against Purchaser or Purchaser Parties arising out of this Agreement, which waiver shall survive the termination of this Agreement. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER AND SELLER PARTIES WILL INCUR EXPENSES AND REPUTATIONAL HARM IF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS TERMINATED BY SELLER PURSUANT TO SECTION 7.1(c); FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER AND SELLER PARTIES CAUSED BY THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 7.1(c), AND THAT THE EARNEST MONEY (INCLUSIVE OF THE INITIAL EARNEST MONEY AND THE ADDITIONAL EARNEST MONEY PLUS ANY ACCRUED INTEREST) REPRESENTS THE PARTIES’ BEST CURRENT ESTIMATE OF SUCH DETRIMENT AND RECEIPT OF THE EARNEST MONEY (TOGETHER WITH INTEREST EARNED THEREON) BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SELLER PARTIES PURSUANT TO APPLICABLE LAW AND WILL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

Section 7.4    Seller or Seller Parties’ Default.

(a)                  If Purchaser terminates this Agreement pursuant to Section 7.1(d), then Purchaser and Purchaser Parties’ sole and exclusive remedies shall be to receive (i) a refund of the Earnest Money plus any accrued interest from Escrow Agent (less the amount of the Independent Consideration, which will be paid to Seller), and (ii) a payment from Seller equal to the amount of Purchaser’s and Purchaser Party’s third-party out-of-pocket costs incurred in connection with this Agreement including their due diligence investigation of the Property (which, third-party out-of-pocket costs, include without limitation, reasonable legal fees, the costs of the Surveys, and costs incurred in connection with this Agreement) (the “Pursuit Costs”), all of which Pursuit Costs shall not exceed cumulatively $2,000,000.00. Following the termination of this Agreement by Purchaser pursuant to Section 7.1(d), Seller, Seller Parties, Purchaser and Purchaser Parties shall have no further rights, obligations, or liabilities under this Agreement, except for those obligations and liabilities in this Agreement that expressly survive termination. Seller and Seller Parties shall in no event whatsoever be liable to Purchaser and Purchaser Parties for any other damages of any kind whatsoever, and, except as expressly set forth in this Section 7.4, Purchaser and Purchaser Parties hereby unconditionally and irrevocably waive any claim for monetary damages against Seller or Seller Parties arising out of this Agreement, which waiver shall survive the termination of this Agreement. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT PURCHASER AND PURCHASER PARTIES WILL INCUR EXPENSES AND REPUTATIONAL HARM IF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS TERMINATED BY PURCHASER PURSUANT TO SECTION 7.1(d); FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO PURCHASER AND PURCHASER PARTIES CAUSED BY THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 7.1(d), AND THAT REFUND OF THE EARNEST MONEY (TOGETHER WITH INTEREST EARNED THEREON) TO PURCHASER AND RECEIPT OF A PAYMENT FROM SELLER AND SELLER PARTIES EQUAL TO THE PURSUIT COSTS REPRESENTS THE PARTIES’ BEST CURRENT ESTIMATE OF SUCH DETRIMENT AND RECEIPT OF THE EARNEST MONEY (TOGETHER WITH INTEREST EARNED THEREON) AND THE REIMBURSEMENT OF THE PURSUIT COSTS IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER AND PURCHASER PARTIES PURSUANT TO APPLICABLE LAW AND WILL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.

(b)         If Purchaser terminates this Agreement pursuant to Section 7.1(e) or any other provision of this Agreement to which this Section 7.4(b) is stated to apply, then Purchaser and Purchaser Parties’ sole and exclusive remedy shall be to receive as liquidated damages (i) a refund of the Earnest Money (inclusive of the Initial Earnest Money and the Additional Earnest Money plus any accrued interest) from Escrow Agent, and (ii) the Seller’s Liquidated Damages Deposit from the Escrow Agent. Following the termination of this Agreement by Purchaser pursuant to Section 7.1(e) or any other provision of this Agreement to which this Section 7.4(b) is stated to apply, Seller, Seller Parties, Purchaser and Purchaser Parties shall have no further rights, obligations, or liabilities under this Agreement, except for those obligations and liabilities in this Agreement that expressly survive termination. Seller and Seller Parties shall in no event whatsoever be liable to Purchaser and Purchaser Parties for any other damages of any kind whatsoever, and, except as expressly set forth in this Section 7.3, Purchaser and Purchaser Parties hereby unconditionally and irrevocably waive any claim for monetary damages against Seller and Seller Parties arising out of this Agreement, which waiver shall survive the termination of this Agreement. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT PURCHASER AND PURCHASER PARTIES WILL INCUR EXPENSES AND REPUTATIONAL HARM IF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS TERMINATED BY PURCHASER PURSUANT TO SECTION 7.1(e) OR ANY OTHER PROVISION OF THIS AGREEMENT TO WHICH THIS SECTION 7.4(b) IS STATED TO APPLY; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO PURCHASER AND PURCHASER PARTIES CAUSED BY THE TERMINATION OF THIS AGREEMENT PURSUANT TO SECTION 7.1(e) OR ANY OTHER PROVISION OF THIS AGREEMENT TO WHICH THIS SECTION 7.4(b) IS STATED TO APPLY, AND THAT THE EARNEST MONEY (INCLUSIVE OF THE INITIAL EARNEST MONEY AND THE ADDITIONAL EARNEST MONEY PLUS ANY ACCRUED INTEREST) TOGETHER WITH THE SELLER’S LIQUIDATED DAMAGES DEPOSIT REPRESENTS THE PARTIES’ BEST CURRENT ESTIMATE OF SUCH DETRIMENT AND RECEIPT OF THE EARNEST MONEY (TOGETHER WITH INTEREST EARNED THEREON) AND THE SELLER’S LIQUIDATED DAMAGES DEPOSIT BY PURCHASER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO PURCHASER AND PURCHASER PARTIES PURSUANT TO APPLICABLE LAW AND WILL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY. Notwithstanding anything to the contrary herein, if Purchaser and Purchaser Parties are entitled to terminate this Agreement under Section 7.1(e) herein as a result of Seller and Seller Parties having failed to consummate the Closing on the scheduled Closing Date despite Purchaser and Purchaser Parties having performed in all material respects all their obligations under this Agreement to be performed as of the time of such failure to consummate the Closing, Purchaser and Purchaser Parties covenant to Seller and Seller Parties that (a) Purchaser and Purchaser Parties shall be obligated exercise such termination right on or before the date that is fifteen (15) days after the scheduled Closing Date, and (b) Purchaser and Purchaser Parties shall not record any memorandum or lis pendens against the Facilities so as to cloud the title to the Property and prevent a subsequent sale of the Property by Seller and Seller Parties.

Section 7.5    No Personal Liability. In no event shall any officer, director, agent, employee, member, owner, partner, or shareholder of Purchaser or Purchaser Parties and their partners, if applicable, be personally liable for any of Purchaser’s and Purchaser Parties’ obligations under this Agreement or the documents to be delivered at the Closing. In no event shall any officer, director, agent, employee, member, owner, partner, or shareholder of Seller or Seller Parties or their partners be personally liable for any of Seller’s obligations under this Agreement or the documents to be delivered at the Closing. In no event will Seller, Seller Parties, Purchaser, or Purchaser Parties be liable for any consequential, punitive or special damages under this Agreement.

ARTICLE 8.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 8.1    Seller and Seller Parties’ Representations. Seller and Seller Parties hereby represent and warrant to Purchaser and Purchaser Parties, as of the Effective Date, as follows:

(a)    Seller and each Seller Party is a duly organized and validly existing corporation, limited partnership or limited liability company under the state of its formation/organization and in good standing under the laws of the state in which any Property it owns is located and authorized to conduct business in such state.

(b)    This Agreement has been duly authorized, executed and delivered by Seller and the relevant Seller Parties, and is, and at the time of the Closing will be, a legal, valid and binding obligation of Seller and the relevant Seller Parties enforceable against Seller and Seller Parties in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting right of creditors generally and to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). Seller and Seller Parties have the capacity and complete authority to enter into and perform this Agreement, and no consent, approval or other action by any person or entity will be needed thereafter to authorize Seller’s or Seller Parties’ execution and performance of this Agreement.

(c)    Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or will hereafter materially breach, violate, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, or applicable laws affecting or relating to Seller, Seller Parties, or the Property.

(d)    Neither Seller nor any Seller Party is a foreign corporation, foreign partnership, foreign trust or foreign estate (as defined in the Internal Revenue Code (the “Code”), and Seller and Seller Parties are not subject to the provisions of Sections 897(a) or 1445 of the Code related to the withholding of sales proceeds to foreign persons.

(e)    Neither Seller nor any of its subsidiaries, nor to Seller’s knowledge, any of its controlled affiliates, directors, officers or employees has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of Seller or its subsidiaries or affiliates, or to otherwise secure any improper advantage. In connection with this Agreement, Seller and its subsidiaries have conducted and will conduct their businesses in material compliance with all applicable the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions (as each such term is defined in Section 8.1(g) herein).

(f)    Neither Seller nor any of its subsidiaries, or, to Seller’s knowledge, any of its controlled affiliates, directors, officers or employees is an individual or entity that is, or is owned or controlled by one or more Persons that are: (i) the subject of Sanctions; or (ii) located, organized or resident in Russia, Venezuela, or a country or territory that is, or whose government is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria).

(g)    Neither Seller or any Seller Party is an “employee benefit plan” as defined in Section 3.3 of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code. The assets of Seller and Seller Parties do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code. Neither Seller nor any Seller Party is a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Seller and Seller Parties do not constitute plan assets of one or more such plans. Transactions by or with Seller and Seller Parties are not in violation of state statutes applicable to Purchaser or Purchaser Parties regulating investments of and fiduciary obligations with respect to governmental plans.

(h)    (i) neither Seller nor any Seller Party owns any equipment, furniture, furnishings, machinery, supplies and other tangible personal property located at the Property and which is used in connection with the use, operation or maintenance of the Property, (ii) neither Seller nor any Seller Party is party to any leases (other than the Master Lease), occupancy agreements, service contracts or vendor contracts with respect to the Property, and (iii) to Seller’s knowledge, neither Seller nor any Seller Party holds any governmental permits, licenses, approvals (including, without limitation, any certificates of need, accreditations, certifications, permits, consents, waivers, exemptions, variances, and other healthcare licenses and approvals relating to the operation of the Facilities), warranties or guarantees on work, products or services in connection with the Property.

(i)    As used in this Article 8, the following definitions shall apply:

(i)    “Anti-Corruption Laws” means, collectively (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption;

(ii)   “Anti-Money Laundering Laws” means the applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970, as amended, applicable provisions of the USA PATRIOT Act of 2001, including all amendments thereto and regulations promulgated thereunder, the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, the anti-money laundering statutes of all jurisdictions to the extent applicable to Purchaser or any Purchaser Party or any of its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, and

(iii)  “Sanctions” means any sanctions administered or enforced by the by the United States Government (including the U.S. Department of Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority.

Each of the representations, warranties, covenants and certifications of the Seller Parties set forth herein shall be remade as of the Closing Date and survive the Closing for a period of one (1) year. As used in this Section 8.1, the term “Seller’s knowledge” and the like means the current, actual knowledge of Kristin S. Gaines, Senior Vice President and Chief Transaction Officer of Seller (the “Seller Knowledge Party”), without a duty of investigation and inquiry. Seller represents and warrants that the Seller Knowledge Party is the person most knowledgeable about the subject matter contained in each representation and warranty provided herein. For the avoidance of doubt, in no event shall the Seller Knowledge Party or any other officer or employee of Seller, Seller Parties or any of their affiliates have any personal liability with respect to, or on account of, any breach of any representation or warranty made in this Section 8.1.

Section 8.2    Purchaser’s Representations. Purchaser and Purchaser Parties hereby represent and warrant to Seller and Seller Parties, as of the Effective Date hereof, as follows:

(a)    Purchaser is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and qualified to do business in the state in which each Facility is located. Each Purchaser Party is a duly organized and validly existing limited liability company in good standing under the laws of its state of organization and qualified to do business in the state in which each Facility is located. This Agreement has been duly authorized, executed and delivered by Purchaser and Purchaser Parties, and is, and at the time of the Closing will be, a legal, valid and binding obligation of Purchaser and Purchaser Parties enforceable against Purchaser and Purchaser Parties in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting right of creditors generally and to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)    Purchaser and Purchaser Parties have the capacity and complete authority to enter and perform this Agreement, and no consent, approval or other action by any person or entity will be needed thereafter to authorize Purchaser’s or Purchaser Parties’ execution and performance of this Agreement.

(c)    Purchaser and Purchaser Parties are familiar with the source of funds for the Purchase Price and represents that, to the best of its knowledge after due inquiry and investigation, all such funds derived from legitimate business activities within the United States of America and/or from loans from a banking or financial institution chartered or organized within the United States of America.

(d)    Neither Purchaser, Purchaser Parties nor any of its subsidiaries, nor to Purchaser’s or Purchaser Parties’ knowledge, any of their controlled affiliates, directors, officers or employees has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of Purchaser, Purchaser Parties and their subsidiaries or affiliates, or to otherwise secure any improper advantage. In connection with this Agreement, Purchaser, Purchaser Parties and their subsidiaries have conducted and will conduct their businesses in material compliance with all applicable the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions (as each such term is defined herein).

(e)    Neither Purchaser, Purchaser Parties nor any of their subsidiaries, or, to the Purchaser’s or Purchaser Parties’ knowledge, any of their controlled affiliates, directors, officers or employees are an individual or entity that is, or are owned or controlled by one or more Persons that are: (i) the subject of Sanctions; or (ii) located, organized or resident in Russia, Venezuela, or a country or territory that is, or whose government is the subject of comprehensive territorial Sanctions (including, without limitation, Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria).

(f)    (a) Purchaser and Purchaser Parties are not an “employee benefit plan” as defined in Section 3.3 of ERISA, which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; and (b) the assets of Purchaser and Purchaser Parties do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and (c) Purchaser and Purchaser Parties are not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Purchaser do not constitute plan assets of one or more such plans; and (d) transactions by or with Purchaser and Purchaser Parties are not in violation of state statutes applicable to Purchaser or any Purchaser Party regulating investments of and fiduciary obligations with respect to governmental plans.

The representations and warranties of Purchaser and Purchaser Parties in this Section 8.2 shall be remade as of the Closing Date and survive the Closing for the same period of time as Seller and Seller Parties’ representations, and warranties survive under Section 8.1. As used in this Section 8.2, the term “Purchaser Parties’ knowledge” and the like means the current, actual knowledge of Brian Kidd, the Chief Financial Officer of Purchaser (the “Purchaser Knowledge Party”), without a duty of investigation and inquiry. Purchaser represents and warrants that the Purchaser Knowledge Party is the person most knowledgeable about the subject matter contained in each representation and warranty provided herein. For the avoidance of doubt, in no event shall the Purchaser Knowledge Party or any other officer or employee of Purchaser, Purchaser Parties or any of their affiliates have any personal liability with respect to, or on account of, any breach of any representation or warranty made in this Section 8.2.

Section 8.3    Discovery. If (a) Seller, any Seller Party, Purchaser or any Purchaser Party discovers, prior to or at the Closing, that any representation or warranty of the other Party is false, misleading or inaccurate in any material and adverse respect, (b) the discovering party has given the breaching Party written notice of the breach, and (c) the breach has continued without cure for a period of fifteen (15) days after the delivery of notice of the breach, then (i) if Purchaser or a Purchaser Party is the discovering Party with respect to the representations or warranties of Seller or any Seller Party, then Purchaser and Purchaser Parties shall be entitled to pursue its remedies under Sections 7.1(d) and 7.4(a) of this Agreement (provided that if the representations or warranties set forth in Sections 8.1(a), (b) or (c) are false, misleading or inaccurate in any material respect on the Closing Date, then the same will be treated as a failure by Seller and Seller Parties to consummate the Closing and Purchaser and Purchaser Parties shall be entitled to pursue its remedies under Sections 7.1(e) and 7.4(b) of this Agreement); and (ii) if Seller or Seller Parties are the discovering Party with respect to the representations or warranties of Purchaser or any Purchaser Party, then Seller and Seller Parties shall be entitled to pursue its remedies under Sections 7.1(b) and 7.3(a) of this Agreement (provided that if the representations or warranties set forth in Sections 8.2(a) or (b) are false, misleading or inaccurate in any material respect on the Closing Date, then the same will be treated as a failure by Purchaser and Purchaser Parties to consummate the Closing and Seller and Seller Parties shall be entitled to pursue its remedies under Sections 7.1(c) and 7.3(b) of this Agreement). If the discovering Party elects to proceed to Closing, such Party cannot later bring a claim against the other as to such discovered matter.

Section 8.4    Release. Purchaser and Purchaser Parties have made (or as of the expiration of the Review Period will have made) a physical inspection and business review, investigation, and evaluation of the Property, have found the Property suitable for Purchaser’s use, and are taking the Property at Closing in their “AS IS”, “WHERE IS” condition subject to any representation, warranty or covenant specifically provided in this Agreement or the Deeds, certificates, instruments, agreements, and other documents of Seller and any Seller Parties (including, without limitation, those set forth in Section 5.2) delivered at or in connection with the Closing (collectively with this Agreement, the “Conveyance Documents”), Purchaser and Purchaser Parties acknowledge and agree that, except as otherwise specifically provided in the Conveyance Documents, Seller and Seller Parties are not making any representation, warranty or covenant whatsoever with respect to the condition or current or future performance of the Property, or any portion thereof, or the suitability of the Property for any particular purpose, and Purchaser and Purchaser Parties are relying solely on its inspection of the Property and due diligence investigations with respect thereto. Subject to any representation, warranty or covenant specifically provided in the Conveyance Documents, Purchaser and Purchaser Parties expressly waive any claim or action against Seller or Seller Parties with respect to the condition or current or future performance of the Property or the business of the Facilities. SUBJECT TO ANY REPRESENTATION, WARRANTY OR COVENANT SPECIFICALLY PROVIDED IN THE CONVEYANCE DOCUMENTS, PURCHASER AND PURCHASER PARTIES ACKNOWLEDGE THAT SELLER AND SELLER PARTIES MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PROPERTY, OR ANY PART THEREOF, EITHER AS TO THEIR FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY PURCHASER AND PURCHASER PARTIES. SUBJECT TO ANY REPRESENTATION, WARRANTY OR COVENANT SPECIFICALLY PROVIDED IN THE CONVEYANCE DOCUMENTS, PURCHASER, FOR ITSELF AND FOR PURCHASER PARTIES AND THEIR AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS, AND EMPLOYEES, HEREBY WAIVE, RELEASE AND FOREVER DISCHARGE SELLER AND SELLER PARTIES AND THEIR EMPLOYEES, AGENTS, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY THE “RELEASEES”) FROM ANY AND ALL RIGHTS, CLAIMS AND DEMANDS AT LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THIS AGREEMENT, WHICH PURCHASER OR ANY PURCHASER PARTY HAS OR MAY HAVE IN THE FUTURE, ARISING OUT OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, ALL CLAIMS IN TORT OR CONTRACT AND ANY CLAIM FOR INDEMNIFICATION OR CONTRIBUTION) ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.) OR ANY SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR REGULATION, AND ALL OTHER TITLE OR DUE DILIGENCE MATTERS DESCRIBED IN ANY OTHER PROVISIONS OF THIS AGREEMENT. PURCHASER AND PURCHASER PARTIES WAIVE ALL OBJECTIONS AND COMPLAINTS, WHETHER KNOWN OR UNKNOWN, CONCERNING THE PHYSICAL CHARACTERISTICS AND ANY EXISTING CONDITIONS OF THE PROPERTY, INCLUDING SELLER’S AND SELLER PARTIES’ OBLIGATIONS UNDER THE MASTER LEASE OR IN ANY WAY RELATING TO THE PHYSICAL, ENVIRONMENTAL OR LEGAL COMPLIANCE STATUS OF THE PROPERTY, WHETHER ARISING BEFORE OR AFTER THE EFFECTIVE DATE OF THIS AGREEMENT. PURCHASER AND PURCHASER PARTIES, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER, SELLER PARTIES AND ALL OTHER RELEASEES FROM AND AGAINST ANY AND ALL MATTERS AFFECTING THE PROPERTY (OTHER THAN ANY REPRESENTATION, WARRANTY OR COVENANT SPECIFICALLY PROVIDED IN THE CONVEYANCE DOCUMENTS), INCLUDING, ANY AND ALL COMPLAINTS OR OBJECTIONS CONCERNING THE PHYSICAL CHARACTERISTICS OF THE PROPERTY OR EXISTING PROPERTY CONDITIONS. PURCHASER AND PURCHASER PARTIES WAIVE THE BENEFITS OF ANY LAW, WHICH GENERALLY PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A PURCHASER OR ANY PURCHASER PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH, IF KNOWN BY HIM/HER, MAY HAVE MATERIALLY AFFECTED HIS/HER TRANSACTION WITH SELLER OR SELLER PARTIES.

Section 8.5    Interim Covenants of Seller and Purchaser. Between the Effective Date and the Closing:

(a)    Seller, Seller Parties, Purchaser and Purchaser Parties shall not encumber the Property with any Monetary Liens or other easements, restrictions, rights-of-way, party wall agreements, encroachments, covenants, reservations, agreements, leases, tenancies, licenses, conditions and other matters affecting all or any portion of the Property;

(b)    Seller and Seller Parties shall not sell, transfer, or otherwise dispose of (or agree to sell, transfer, or otherwise dispose of) any of the Property or any interest therein or agree to do any of the foregoing;

(c)    Seller and Seller Parties shall not waive or release any of their rights with respect to the Property or permit any of such rights to lapse where such lapse could be prevented by a ministerial act; and

(d)    Seller, Seller Parties, Purchaser and Purchaser Parties shall take no action, and must use their commercially reasonably efforts to prevent the occurrence of any event or the existence of any condition, which would result in any of such Party’s representations and warranties in the Conveyance Documents not being true and correct.

ARTICLE 9.

CONDITIONS PRECEDENT

Section 9.1    Conditions Precedent to Purchaser and Purchaser Parties’ Obligation to Close. Purchaser and Purchaser Parties shall not be obligated to perform under this Agreement unless all the following conditions precedent are satisfied (or waived in writing by Purchaser or Purchaser Parties) and are otherwise true and correct as of the Closing Date (each, a “Purchaser Condition”):

(a)    All the representations and warranties of Seller and Seller Parties shall be true and correct in all material respects (except for any representations and warranties that are already qualified by materiality or words of similar import, which shall be true and correct in all respects) as of the Closing Date, as though made on and as of the Closing Date.

(b)    Seller and Seller Parties shall have performed all their covenants, agreements, and obligations under this Agreement in all material respects and shall otherwise not be in default.

(c)    Purchaser shall have received a Partial Master Lease Termination and Partial Assignment and Assumption of Master Lease, duly executed by Seller with such partial termination and partial assignment and assumption being effective as of the Closing Date.

(d)    The filings of Purchaser, Purchaser Parties, Seller and Seller Parties pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated.

(e)    The Title Company is irrevocably committed to issue the Owner Policies for each Facility at the Closing.

(f)    The Licensing Filings (to the extent such Licensing Filings can be filed prior to the Closing) have all been made and accepted by the respective governmental authority, agency or department, and no rejections, objections, requests for further information, or other responses which would operate to prohibit the Closing have been provided by such governmental authority, agency or department.

(g)    Any other conditions precedent to the obligations of Purchaser and Purchaser Parties as set forth elsewhere in this Agreement have been satisfied (or waived in writing by Purchaser or Purchaser Parties).

Seller and each Seller Party shall use reasonable efforts to satisfy each Purchaser Condition set forth in this Section 9.1. If any Purchaser Condition in this Section 9.1 in favor of Purchaser and Purchaser Parties shall not be satisfied as of the Closing Date, Purchaser and any Purchaser Party may either (a) waive in writing any unsatisfied Purchaser Conditions and proceed to Closing, (b) elect to extend the Closing Date for up to an additional thirty (30) days by written notice to Seller, or (c) terminate this Agreement by giving written notice to Seller, in which event the Earnest Money will be refunded to Purchaser, less the amount of the Independent Consideration which will be paid to Seller, and this Agreement will forthwith become void and there will be no liability or obligation on the part of any Party hereto (other than those liabilities that expressly survive any termination of this Agreement). If Purchaser and Purchaser Parties elect to close, Purchaser and Purchaser Parties will be deemed to have waived any Purchaser Conditions known by Purchaser or any Purchaser Party to be unsatisfied at the Closing.

Section 9.2    Conditions Precedent to Seller and Seller Parties’ Obligation to Close. Notwithstanding anything to the contrary contained herein, the obligation of Seller and each Seller Party to close the sale of the Property as contemplated by this Agreement is expressly conditioned upon the fulfillment, by and as of the time of the Closing, of each of the conditions listed below (each, a “Seller Condition”), provided that Seller, at its election, evidenced by written notice delivered to Purchaser at or prior to the Closing, may waive any of such conditions: (i) Purchaser and Purchaser Parties shall have executed and delivered to Escrow Agent all of the documents and shall have paid all sums of money and shall have taken or caused to be taken all of the other actions required of Purchaser or any Purchaser Party in this Agreement; (ii) all representations and warranties made by Purchaser or any Purchaser Party in this Agreement shall be true and correct in all material respects (except for any representations and warranties that are already qualified by materiality or words of similar import, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date, and (iii) Purchaser and Purchaser Parties shall have complied, in all material respects, with its covenants contained in this Agreement. If any Seller Condition in this Section 9.2 in favor of Seller and Seller Parties shall not be satisfied as of the Closing Date, Seller and any Seller Party may either (a) waive in writing any unsatisfied Seller Conditions and proceed to Closing, (b) elect to extend the Closing Date for up to an additional thirty (30) days by written notice to Purchaser, or (c) terminate this Agreement by giving written notice to Purchaser, in which event the Earnest Money will be refunded to Purchaser, less the amount of the Independent Consideration which will be paid to Seller, and this Agreement will forthwith become void and there will be no liability or obligation on the part of any Party hereto (other than those liabilities that expressly survive any termination of this Agreement). If Seller and Seller Parties elect to close, Seller and Seller Parties will be deemed to have waived any Seller Conditions known by Seller or any Seller Party to be unsatisfied at the Closing.

ARTICLE 10.
NOTICES

Section 10.1    Notices. Any notice, demand or other communication which may or is required to be given under this Agreement must be in writing and must be: (a) personally delivered; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) email (provided that if a notice is delivered via email such notice must also be sent by Federal Express or similar reputable overnight courier service for receipt on the following Business Day after such email was sent; provided, however, the date of delivery shall be deemed the date of delivery of the email as further provided herein), to Purchaser, Purchaser Parties, Seller and Seller Parties as listed below.

Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) two (2) Business Days after the date of posting if transmitted by registered or certified mail, return receipt requested, (iii) the first (1st) Business Day after the date of notice, if transmitted by reputable overnight courier service, and (iv) upon receipt of an email (if received on a Business Day before 5 p.m. Central Time; otherwise it will be deemed delivered on the next Business Day), as the case may be, whether accepted or refused. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication and any specified copies are actually received in writing by the Party and all other persons to whom they are required or permitted to be given.

Purchaser, Purchaser Parties, Seller and Seller Parties may change their respective addresses for purposes herewith notice given to the other Parties in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given, unless and until it is actually received by the other Parties. Notices hereunder shall be directed as follows:

If to Seller and Seller Parties:            c/o National Health Investors, Inc.
222 Robert Rose Dr.
Murfreesboro, TN, 37129
Attn: Kristin S. Gaines, SVP and Chief Transaction Officer

Email: kgaines@nhireit.com

Email: legalnotice@nhireit.com

with copy to:                                       Holland & Knight LLP
511 Union St., Ste. 2700
Nashville, TN 37219
Attn: Jeffrey A. Calk, Esq.
Email: jeff.calk@hklaw.com

If to Purchaser and Purchaser Parties:

National Healthcare Corporation

100 East Vine Street

Murfreesboro, TN 37130

Attn: Josh McCreary, General Counsel

Email: josh.mccreary@nhccare.com

With a copy to:                                   Sheppard, Mullin, Richter & Hampton LLP

350 South Grand Avenue, 40th Floor

Los Angeles, CA 90071-3460

Attn: Timothy Reimers, Esq. & Scott Timpe, Esq.

Email: treimers@sheppard.com; stimpe@sheppard.com

If to Escrow Agent &

Title Company:                                   First American Title Insurance Company
National Commercial Services Office
511 Union Street, Suite 1600
Nashville, Tennessee 37219
Attention: Susan Felts
Email: sfelts@firstam.com

Purchaser’s counsel may deliver any notice required or otherwise permitted to be given by Purchaser or any Purchaser Party hereunder with the same effect as if given directly by Purchaser or any Purchaser Party. Seller’s counsel may deliver any notice required or otherwise permitted to be given by Seller or any Seller Party thereunder with the same effect as if given directly by Seller or any Seller Party.

ARTICLE 11.

FIRE OR OTHER CASUALTY; CONDEMNATION

Section 11.1    Casualty Damage. Any loss or damage to any Improvements relating to any Facility prior to the Closing Date shall not affect this Agreement and the Parties shall proceed to closing without any adjustment to the Purchase Price (it being understood that each Facility is required to be insured by Purchaser or applicable Purchaser Party, as lessee, under the Master Lease). Purchaser shall bear the risk of loss until the Closing.

Section 11.2    Condemnation. If, prior to Closing, any condemnation or eminent domain proceedings are initiated against all or any portion of the Property with respect to any Facility, such proceedings shall not affect this Agreement and the Parties shall proceed to closing without any adjustment to the Purchase Price. Seller and the relevant Seller Parties shall assign to Purchaser at the Closing all rights and interest of Seller and such Seller Parties in and to any condemnation awards payable or to become payable on account of such condemnation or eminent domain proceedings.

Section 11.3    Survival of Provision. The provisions of this Article 11 shall survive the Closing.

ARTICLE 12.

MISCELLANEOUS

Section 12.1    Entire Agreement. Except with respect to any surviving obligations of the Parties under the Master Lease, this Agreement constitutes the entire agreement among the Parties hereto and supersedes any prior understanding, letter of intent or written or oral agreements among the Parties concerning the Property.

Section 12.2    No Rule of Construction. This Agreement has been drafted by Seller, Seller Parties, Purchaser and Purchaser Party and no rule of construction shall be invoked against either Party with respect to the authorship hereof or of any of the documents to be delivered by the respective Parties at the Closing.

Section 12.3    Multiple Counterpart; Governing Law. This Agreement may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument and shall be construed and interpreted under the laws of the State of Tennessee (without regard to conflicts of laws). This Agreement may be executed by pdf or other electronic signatures (including DocuSign) of one or more of the Parties hereto, which signatures shall be binding on such Parties as if original signatures were obtained.

Section 12.4    Attorneys’ Fees. In the event of any litigation or other proceeding brought by either Party hereunder, the prevailing party shall be entitled to recover its attorneys’ fees and costs of suit. The court in such litigation or other proceeding shall be requested to designate the prevailing party, if any.

Section 12.5    Interpretation. This Agreement shall, unless otherwise specified herein, be subject to the following rules of interpretation: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to persons or entities include its permitted successors and assigns; (d) words and terms which include a number of constituent parts, things or elements, including the terms Improvements, Permitted Exceptions, and Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (f) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with its respective terms; (g) the words “approve” or “consent” or “agree” or derivations of said words or words of similar import mean, unless otherwise expressly provided herein or therein, the prior approval, consent, or agreement in writing of the person holding the right to approve, consent or agree with respect to the matter in question, and the words “require” or “judgment” or “satisfy” or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment or satisfaction shall, unless otherwise expressly provided herein or therein, be in the sole and absolute discretion of the person holding the right to approve, consent or agree or who may make a requirement or judgment or who must be satisfied; (h) the words “include” or “including” or words of similar import shall be deemed to be followed by the words “without limitation”; (i) the words “hereto” or “hereby” or “herein” or “hereof” or “hereunder,” or words of similar import, refer to this Agreement in its entirety; (j) references to sections, articles, paragraphs or clauses are to the sections, articles, paragraphs or clauses of this Agreement; and (k) numberings and headings of sections, articles, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of this Agreement.

Section 12.6    Exhibits. The Exhibits attached hereto shall be deemed to be an integral part of this Agreement.

Section 12.7    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the Parties against whom enforcement of any waiver, change, modification or discharge is sought. Any such modification need not be joined in by the Title Company.

Section 12.8    Reporting Person. Purchaser, Purchaser Parties, Seller and Seller Parties hereby designate the Title Company as the “reporting person” pursuant to the provisions of Section 6045(e) of the Code of 1986, as amended.

Section 12.9    Time of Essence. Time is of the essence to Seller, Seller Parties, Purchaser and Purchaser Parties in the performance of this Agreement, and they have agreed that strict compliance by all of them is required as to any date and/or time set out herein. The term “Business Day” shall mean any calendar day that is not a Saturday, Sunday or legal holiday recognized by the State of Tennessee. If the final day of any period of time set out in any provision of this Agreement falls upon a day that is not a Business Day, then and in such event, the time of such period shall be extended to the next Business Day.

Section 12.10    Restructuring. If Seller determines, in its sole discretion, that the structure of the transactions contemplated hereunder may jeopardize Seller’s ability to qualify as a Real Estate Investment Trust under the Code, then Purchaser, Purchaser Parties, Seller and Seller Parties agree to use commercially reasonable efforts to modify the structure of the transactions contemplated hereunder in such a way as to not to jeopardize such qualification, provided, however, such modified structure shall not result in detrimental economics to any Party, or increase the obligations or reduce the rights of any Party.

Section 12.11    Assignment by Purchaser. This Agreement is binding upon and will inure to the benefit of the Parties and its respective heirs, legal representatives, and permitted successors and assigns. Purchaser and Purchaser Parties shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such assignment shall be null and void ab initio, except that Purchaser or Purchaser Parties may (a) collaterally assign its rights under this Agreement to a lender, (b) assign its rights under this Agreement to one or more entities directly or indirectly affiliated, controlled by, controlling, or under common control with Purchaser or any Purchaser Party, and (c) specify additional or alternative Purchaser Parties (in which case such additional or alternative Purchaser Parties will be designated on Exhibit A prior to the expiration of the Review Period), provided that such additional or alternative Purchaser Parties are entities directly or indirectly affiliated, controlled by, controlling, or under common control with Purchaser or any Purchaser Party. In the event of any permitted assignment by Purchaser or a Purchaser Party, other than a collateral assignment to a lender, any assignee shall assume all obligations and liabilities of Purchaser and Purchaser Parties under this Agreement but, notwithstanding such assumption, Purchaser and Purchaser Parties shall continue to be liable hereunder.

Section 12.12    No Recordation. Seller, Seller Parties, Purchaser and Purchaser Parties agree that neither this Agreement nor any memorandum or notice hereof shall be recorded, and Purchaser and Purchaser Parties agree (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify, defend and hold harmless Seller and Seller Parties against all liabilities, including, without limitation, reasonable attorneys’ fees and expenses, incurred by Seller or Seller Parties by reason of the filing by Purchaser or a Purchaser Party of such notice of pendency or other instrument. Nothing in this Section 12.12 will prohibit Purchaser or a Purchaser Party from recording, at its sole cost and expense, the Partial Master Lease Termination and Partial Assignment and Assumption of Master Lease in the applicable public land records for each Facility if Purchaser or any Purchaser Party elects to do so.

Section 12.13    Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall execute and deliver such documents as the other Party shall reasonably request in order to consummate and make effective the transactions contemplated by this Agreement; provided, however, that the execution and delivery of such documents by such Party shall not result in any additional liability or cost to such Party.

Section 12.14    Enforceability. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law, and the court which determined that a provision is invalid or unenforceable shall be asked to interpret this Agreement in a manner so that the Parties receive the benefit of its bargain.

Section 12.15    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF PURCHASER, PURCHASER PARTIES, SELLER AND SELLER PARTIES HEREUNDER.

Section 12.16    Escrow Matters.

(a)     Escrow Instructions. Upon their execution of this Agreement, Seller, Seller Parties, Purchaser and Purchaser Party shall deliver an executed counterpart of this Agreement to Escrow Agent via electronic mail to serve as the instructions to Escrow Agent for consummation of the transaction, and Escrow Agent shall execute this Agreement to acknowledge acceptance of the escrow contemplated by this Agreement. Seller, Seller Parties, Purchaser and Purchaser Parties shall execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement, provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall prevail.

(b)    Duties of Escrow Agent. Escrow Agent’s duties shall be determined solely by the express provisions of this Section 12.16 and are purely ministerial in nature and shall include (i) accepting and distributing the certificates, instruments and documents to be delivered by Seller, Seller Parties, Purchaser or Purchaser Parties in connection herewith and (ii) preparing the closing/settlement statement.

(c)    Costs and Expenses of Escrow Agent. If costs or expenses are incurred by Escrow Agent because of litigation or a dispute between Seller, Seller Parties, Purchaser and Purchaser Parties concerning this Agreement (which litigation or dispute does not involve any action, omission or failure to act by Escrow Agent), the non-prevailing party in such litigation shall pay Escrow Agent’s reasonable costs and expenses. Except for such costs and expenses, no fee or charge shall be due or payable to Escrow Agent for its services under this Agreement except its customary escrow and closing fee.

(d)    Limitation of Liability of Escrow Agent. Seller, Seller Parties, Purchaser and Purchaser Parties acknowledge and agree that Escrow Agent has assumed no liability under this Agreement except for its gross negligence or willful misconduct and that Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel. Escrow Agent shall not be responsible or liable in any manner whatsoever for the correctness, genuineness or validity of any document or instrument, or any signature thereon, deposited with or delivered to Escrow Agent pursuant to this Agreement. Escrow Agent may act in reliance upon any such document or instrument which Escrow Agent in good faith believes to be genuine and duly authorized, without investigation as to the correctness, genuineness or validity thereof. Escrow Agent shall not be liable under this Agreement except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against Escrow Agent.

(e)    Return of Escrow Documents. Notwithstanding anything to the contrary in this Section 12.16, in the event the Closing does not occur on or before the Closing Date, Escrow Agent shall, unless it is notified by Seller and Purchaser to the contrary within five (5) Business Days after the Closing Date, return to the depositor thereof each item which was deposited pursuant to this Agreement. Any such return shall not, however, relieve Seller, Seller Parties, Purchaser or Purchaser Parties of any liability which such Parties may have relating to its wrongful failure to close the transaction contemplated by this Agreement.

Section 12.17    Like-Kind Exchange. Each Party to this Agreement acknowledges and agrees that either of them may consummate the transactions set forth herein as part of a like kind exchange of real properties (the “Exchange”) pursuant to Section 1031 of the Code by an assignment of such Party’s rights hereunder to a qualified intermediary or an exchange accommodation titleholder. Notwithstanding any provision in this Agreement to the contrary, in the event either Party (as an “Electing Party”) elects to engage in an Exchange, the other Party (as the “Consenting Party”) agrees to (i) consent to the assignment of the Electing Party’s rights hereunder to a qualified intermediary or exchange accommodation titleholder in order to facilitate such Exchange, and (ii) execute any and all documents as may be necessary to effect the purposes of this Section 12.17. Any actions taken by the Parties in conformance with this Section 12.17 shall be at the cost of the Electing Party (except for minor legal fees incurred by the Consenting Party for review of Exchange-related documents). No action permitted under this Section 12.17, including (without limitation) any assignment of rights under this Agreement, shall relieve the Electing Party of any of its obligations or liabilities under this Agreement, whether occurring before, at or after the Closing Date. The Consenting Party shall not by this Agreement or acquiescence to the Exchange be responsible for compliance with or be deemed to have warranted to the Electing Party that the Exchange complies with, Section 1031 of the Code.

Section 12.18    Effect on Master Lease. This Agreement is not, and should not be construed as (A) an offer of settlement with respect to any claims or demands (i) Purchaser has or might have against Seller, or (ii) Seller has or might have against Purchaser, in each case with respect to the Master Lease, or (B) a limitation or waiver of any rights, claims, or defenses of Seller or Purchaser under the Master Lease, and all such rights, claims and defenses are expressly reserved by Seller and Purchaser. Notwithstanding the foregoing, all deadlines, notice periods, and cure periods which pertain to such rights, claims, and defenses are hereby tolled until the earlier of (I) the Closing, and (II) the date which is thirty (30) days following the termination of this Agreement.

[SEE SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, this Agreement has been executed by Seller (on behalf of itself and each of the identified Seller Parties in Exhibit A attached hereto) as of the Effective Date.

SELLER:

National Health Investors, Inc., a Maryland corporation (on behalf of itself and each of the identified Seller Parties in Exhibit A attached hereto)

By: /s/ Kristin S. Gains

Print Name: Kristin S. Gaines

Title: Senior Vice President and Chief Transaction Officer

[Purchaser’s signature on following page]

IN WITNESS WHEREOF, this Agreement has been executed by Purchaser (on behalf of itself and each of the identified Purchaser Parties in Exhibit A attached hereto) as of the Effective Date.

PURCHASER:

NHC/OP, L.P., a Delaware limited partnership (on behalf of itself and each of the identified Purchaser Parties in Exhibit A attached hereto)

By: NHC Delaware, Inc., a Delaware corporation

Its: General Partner

By: /s/ Stephen F. Flatt

Print Name: Stephen F. Flatt

Title: President

A fully executed copy of this Agreement has been received by Escrow Agent on or prior to the Effective Date, and by execution hereof, Escrow Agent hereby covenants and agrees to be bound by the terms of Section 12.16 (and any other related provisions) of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY By: /s/Susan Felts Name: Susan Felts Title: Sales and Relationship Manager File No. NCS-2H7V -NAS

EXHIBIT A

SCHEDULE OF FACILITIES, SELLER PARTIES AND PURCHASER PARTIES AND PURCHASE PRICE ALLOCATION PER FACILITY

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
1.	NHC HealthCare, Anniston 2300 Coleman Road Anniston, AL 36207-6824 Calhoun County	NHI	NHC HealthCare/Anniston, LLC	151 SNF beds
2.	NHC HealthCare, Moulton 300 Hospital Street Moulton, AL 35650-1268 Lawrence County	NHI and NHI-REIT of Alabama, L.P.	NHC HealthCare/Moulton, LLC	136 SNF Beds
3.	NHC Bayonet Point Health & Rehabilitation 7210 Beacon Woods Dr. Hudson, FL 34667-1974[1] Pasco County	NHI and NHI/REIT of Florida, L.P.	National Health Realty, LLC	180 SNF Beds

1 Parcels 3 and 6 of this Property constitute Supplemental Properties.

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
4.	NHC Parkway Health & Rehabilitation Center 800 SE Central Parkway Stuart, FL 34994-3901 Martin County	NHI	National Health Realty, LLC	177 SNF Beds
5.	NHC Health Center of Merritt Island 500 Crockett Blvd. Merritt Island, FL 32953-5034[2] Brevard County	NHI	National Health Realty, LLC	180 SNF Beds
6.	NHC Health Center of Plant City 701 North Wilder Road Plant City, FL 33566-7547[3] Hillsborough County	NHI	National Health Realty, LLC	180 SNF Beds

2 The portion of this Property conveyed to NHI on February 28, 1996 constitutes a Supplemental Property.

3 Parcel 1 of this Property constitutes a Supplemental Property.

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
7.	NHC HealthCare, Glasgow 109 Homewood Blvd. Glasgow, KY 42141-3468 Barren County	NHI	NHC HealthCare/Glasgow, LLC	194 SNF Beds 12 AL Beds
8.	NHC HealthCare, Desloge 801 Brim Street Desloge, MO 63601-3411 St. Francois County	NHI	NHC HealthCare/Desloge, LLC	120 SNF Beds
9.	NHC HealthCare, Joplin 2700 E. 34th Street Joplin, MO 64804-4310 Newton County	NHI	NH HealthCare/Joplin, LLC	124 SNF Beds
10.	NHC HealthCare, Kennett 1120 Falcon Drive (Route 1, South Bypass) Kennett, MO 63857-3825 Dunklin County	NHI	NHC HealthCare/Kennett, LLC	170 SNF Beds
11.	NHC Maryland Heights 2920 Fee Fee Road Maryland Heights, MO 63043-1915 St. Louis County	NHI	NHC HealthCare/Maryland Heights, LLC	220 SNF Beds

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
12.	NHC HealthCare, St. Charles 35 Sugar Maple Lane St. Charles, MO 63303-5740 St. Charles County	NHI	NHC HealthCare/St. Charles, LLC	120 SNF Beds
13.	Lake St. Charles Retirement Center 45 Honey Locust Lane St. Charles, MO 63303-5711 St. Charles County	NHI	NHC Place/Lake St. Charles, LLC	26 ALF Units and 152 ILF Units (Total 178 Units)
14.	NHC HealthCare, Anderson 1501 East Greenville St. Anderson, SC 29621-2004 Anderson County	NHI/Anderson, LLC	NHC HealthCare/Anderson, LLC	290 SNF Beds
15.	NHC HealthCare, Greenwood 437 East Cambridge Avenue Greenwood, SC 29646-2244 Greenwood County	NHI	NHC HealthCare/Greenwood, LLC	152 SNF Beds

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
16.	NHC HealthCare, Laurens 379 Pinehaven Street Ext. Laurens, SC 29360-2672[4] Laurens County	NHI and NHI/Laurens, LLC	NHC HealthCare/Laurens, LLC	176 SNF Beds
17.	NHC HealthCare, Athens 1204 Frye Street Athens, TN 37303-3052 McMinn County	NHI	NHC HealthCare/Athens, LLC	86 SNF Beds
18.	NHC HealthCare, Chattanooga 2700 Parkwood Avenue Chattanooga, TN 37404-1730 Hamilton County	NHI	NHC HealthCare/Chattanooga, LLC	200 SNF Beds
19.	NHC Parkwood Retirement Apartments 2700A Parkwood Avenue Chattanooga, TN 37404-1730 Hamilton County	NHI	NHC HealthCare/Chattanooga, LLC	30 ILF Units

4 The portion of this Property conveyed to NHI on January 17, 1997 constitutes a Supplemental Property.

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
20.	NHC HealthCare, Dickson 812 North Charlotte St. Dickson, TN 37055-1009 Dickson County	NHI	NHC HealthCare/Dickson, LLC	191 SNF Beds 20 ALF Units
21.	NHC HealthCare, Franklin 216 Fairground Street Franklin, TN 37064-3531 Williamson County	NHI	NHC HealthCare/Franklin, LLC	80 SNF Beds
22.	NHC HealthCare, Hendersonville 370 Old Shackle Island Road Hendersonville, TN 37075-3082 Sumner County	NHI	NHC HealthCare/Hendersonville, LLC	122 SNF Beds
23.	NHC Colonial Hill Retirement Center 3209 Bristol Hwy. Johnson City, TN 37601-1543 Washington County	NHI	NHC HealthCare/Johnson City, LLC	63 ILF Units
24.	NHC HealthCare, Johnson City 3209 Bristol Hwy. Johnson City, TN 37601-1515 Washington County	NHI	NHC HealthCare/Johnson City, LLC	167 SNF Beds

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
25.	NHC HealthCare, Lewisburg 1653 Mooresville Hwy. Lewisburg, TN 37091-2005 Marshall County	NHI	NHC HealthCare/Lewisburg, LLC	100 SNF Beds
26.	NHC HealthCare, McMinnville 928 Old Smithville Road McMinnville, TN 37110-6805 Warren County	NHI	NHC HealthCare/McMinnville City, LLC	115 SNF Beds
27.	NHC HealthCare, Milan 8017 Dogwood Lane Milan, TN 38358-6805 Gibson County	NHI	NHC HealthCare/Milan, LLC	117 SNF Beds
28.	NHC HealthCare, Oakwood 244 Oakwood Drive Lewisburg, TN 37091-3153 Marshall County	NHI	NHC HealthCare/Oakwood, LLC	60 SNF Beds

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
29.	NHC HealthCare, Pulaski 993 East College Street Pulaski, TN 38478-4432 Giles County	NHI	NHC HealthCare/Pulaski, LLC	102 SNF Beds
30.	NHC HealthCare, Scott 2380 Buffalo Road Lawrenceburg, TN 38646-4809 Lawrence County	NHI	NHC HealthCare/Scott, LLC	60 SNF Beds
31.	NHC HealthCare, Sequatchie 360 Dell Trail Dunlap, TN 37327-5511 Sequatchie County	NHI	NHC HealthCare/Sequatchie, LLC	110 SNF Beds
32.	NHC HealthCare, Smithville 825 Fisher Avenue Smithville, TN 37166-2140 DeKalb County	NHI	NHC HealthCare/Smithville, LLC	114 SNF Beds 6 ALF Units

Facility No.	Property Name and Address	Seller Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Purchaser Parties for Property *To be confirmed during Review Period	Type of Facility	Purchase Price Allocation *To be confirmed during Review Period
33.	NHC HealthCare, Somerville 308 Lake Drive Somerville, TN 38068-9716 Fayette County	NHI	NHC HealthCare/Somerville, LLC	72 SNF Beds 12 ALF Beds
34.	NHC HealthCare, Sparta 34 Gracey Street Sparta, TN 38583-2046 White County	NHI	NHC HealthCare/Sparta, LLC	96 SNF Beds
35.	NHC HealthCare, Bristol 245 North Street Bristol, VA 24201-3274 (also known as 245 North Street, Bristol, TN) Washington County, VA Sullivan County, TN	NHI and NHI-REIT of Virgina, L.P.	NHC HealthCare/Bristol, LLC	120 SNF Beds

“Florida Facilities” mean the following Facilities: Facility No. 3, Facility No. 4, Facility No. 5 and Facility No. 6 above.

EXHIBIT E

PARTIAL MASTER LEASE TERMINATION AGREEMENT AND PARTIAL ASSIGNMENT AND ASSUMPTION OF MASTER LEASE

This Partial Master Lease Termination Agreement and Partial Assignment and Assumption of Master Lease (this “Agreement”) is entered into as of July 1, 2026 (the “Effective Date”), by and between National Health Investors, Inc., a Maryland corporation (“Landlord”), on behalf of itself and those of its affiliates identified a “Landlord Party” in Exhibit A attached hereto and incorporated herein (each a “Landlord Party” and collectively referred to as “Landlord Parties”), and NHC/OP, L.P., a Delaware limited partnership (“Tenant”), on behalf of itself and those of its affiliates identified a “Tenant Party” in Exhibit A attached hereto and incorporated herein (each a “Tenant Party” and collectively referred to as “Tenant Parties”). Landlord, Landlord Parties, Tenant and Tenant Parties are each referred to herein as a “Party”, and collectively, as the “Parties”.

Recitals

WHEREAS, Landlord and/or the Landlord Parties identified in Exhibit A attached hereto and incorporated herein with respect to the Facilities (as defined herein) own certain parcels of land in the counties and states identified on Exhibit A attached hereto and incorporated herein (the “Land”), upon which Land are located those certain improvements, fixtures and building(s) operated as skilled nursing facilities, assisted living facilities and/or independent living facilities (each such facility is referred to herein as a “Facility”; and collectively, such facilities are referred to herein as the “Facilities”).

WHEREAS, as of the Effective Date, Landlord, as lessor, leases to Tenant, as lessee, each of the Facilities (a) pursuant to that certain Master Agreement to Lease, dated October 17, 1991, as amended by that certain Amendment No. 1 to Master Agreement to Lease, dated June 2, 1993, as amended by that certain Amendment No. 2 to Master Agreement to Lease, dated January 15, 1996, as amended by that certain Amendment No. 3 to Master Agreement to Lease, dated July 22, 1997, as amended by that certain Amendment No. 4 to Master Agreement to Lease, dated December 31, 1997, as amended by that certain Amendment No. 5 to Master Agreement to Lease, dated December 27, 2005, as amended by that certain Amendment No. 6 to Master Agreement to Lease, dated December 26, 2012, as amended by that certain Amendment No. 7 to Master Agreement to Lease, dated August 28, 2013, as amended by that certain Amendment No. 8 to Master Agreement to Lease, dated October 30, 2020, as amended by that certain Amendment No. 9 to Master Agreement to Lease, dated March 29, 2021, and as amended by that certain Amendment No. 10 to Master Agreement to Lease, dated September 1, 2022, and (b) those short-form single Facility leases executed by the Parties on a Facility by Facility basis, which set forth a description of the Land and the Facilities and other limited terms (collectively, the “Master Lease”).

WHEREAS, the Facilities located in Florida and identified as Facility Nos. 3, 4, 5 and 6 on Exhibit A attached hereto and the Land owned by Landlord with respect to such Facility Nos. 3, 4, 5 and 6 are hereinafter referred to as the “Florida Facilities”.

WHEREAS, Tenant, Tenant Parties, Landlord and Landlord Parties are parties to that certain Purchase and Sale Agreement, dated April __, 2026, as amended (the “Transaction Agreement”), pursuant to which Landlord shall sell to Tenant and Tenant shall purchase from Landlord the Land and the Facilities in accordance with the terms of the Transaction Agreement. In connection with the closing of the transaction contemplated by the Transaction Agreement, Tenant, Tenant Parties, Landlord and Landlord Parties are executing and delivering the Conveyance Documents (as defined in the Transaction Agreement).

WHEREAS, simultaneously with the closing of the purchase and sale of the Land and the Facilities pursuant to the Transaction Agreement, Tenant, Tenant Parties, Landlord and Landlord Parties desire to, effective as of the Effective Date (a) terminate the Master Lease as to all Land and all Facilities except for the Florida Facilities (which Florida Facilities will remain subject to the Master Lease) (all Facilities, excluding the Florida Facilities, are hereinafter referred to as the “Terminated Facilities”), and (b) assign the Master Lease as to the Florida Facilities only from Landlord, as assignor, to National Health Realty, LLC (the “Florida Assignee”)5, as assignee, and memorialize the terms and conditions on which such partial termination and partial assignment of the Master Lease will occur.

NOW, THEREFORE, in consideration of the Recitals which are incorporated herein and the foregoing premises and the covenants of the Parties set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

1.          Partial Termination. The Master Lease is hereby terminated as of the Effective Date as to the Terminated Facilities only, and, from and after the Effective Date, Tenant shall have no further right, title or interest in and to the Terminated Facilities pursuant to the Master Lease or to any deposits, reserves, or other amounts required to be paid by Tenant under the Master Lease as to the Terminated Facilities. From and after the Effective Date, other than the Surviving Obligations as to the Terminated Facilities (as defined herein), Landlord, Landlord Parties, Tenant and Tenant Parties shall have no further obligations to each other under the Master Lease with respect to the Terminated Facilities. Notwithstanding anything to the contrary herein, Landlord, Landlord Parties, Tenant and Tenant Parties agree that (a) the Master Lease is not terminated as to the Florida Facilities, and (b) any rights of first offer or first refusal to purchase or lease any property granted in the Master Lease as to any Facility or all Facilities and any rights of first offer or refusal to develop or manage any property or facility granted in the Master Lease shall not survive the Effective Date of the partial termination of the Master Lease.

2.          Surviving Obligations. Landlord, Landlord Parties, Tenant and Tenant Parties acknowledge and agree that the following obligations of Landlord and Tenant under the Master Lease with respect to the Terminated Facilities shall survive the termination of the Master Lease with respect to the Terminated Facilities as of the Effective Date (collectively, the “Surviving Obligations as to the Terminated Facilities”):

(a)         Any obligations of Landlord, any Landlord Party, Tenant and any Tenant Party under the Master Lease with respect to the Terminated Facilities which expressly survive the termination of the Master Lease pursuant to the terms of the Master Lease; and

(b)         Tenant’s obligation to deliver to Landlord for the Termination Partial Calendar Year (as defined herein) Tenant’s Certification (as defined in Section 2.06.02 of the Master Lease) of the Gross Revenues (as defined in Section 2.06.01 of the Master Lease) together with a certificate from the Tenant’s nationally reputable accounting firm which shall state, that in accordance with certain agreed upon procedures, such firm has agreed Tenant’s Gross Revenues for each of the Facilities (inclusive of the Florida Facilities) as set forth in Tenant’s Certification to the Company’s general ledger as of June 30, 2026. Such accounting firm will also agree Gross Revenue by entity (inclusive of the Facilities set forth in Tenant’s certification exclusive of the Florida facilities) to the June 30, 2026 Form 10-Q. Any differences identified during these procedures will be documented in the written report of Tenant’s nationally reputable accounting firm (the “Accounting Firm’s Agreed Upon Procedures Report”) that will accompany Tenant’s Certification. Landlord and Tenant agree that (i) as of the Effective Date, Tenant has paid to Landlord estimated Percentage Rent in the amount of $4,061,823.12 (“Estimated Payment Amount”) for the partial calendar year (commencing January 1, 2026 and ending on June 30, 2026) (the “Termination Partial Calendar Year”), (ii) Tenant shall be obligated to deliver to Landlord the Tenant’s Certification and the Accounting Firm’s Agreed Upon Procedures Report for the period covered by the Termination Partial Calendar Year on or before August 31, 2026, which shall include a reconciliation of the Percentage Rent actually payable by Tenant to Landlord for the Termination Partial Calendar Year, (iii) in the event Tenant’s Estimated Payment Amount is greater than the amount of actual Percentage Rent Tenant should have paid, then Landlord shall refund such overpayment to Tenant within 30-days following the date Landlord receives the later of Tenant’s Certification and the Accounting Firm’s Agreed Upon Procedures Report, (iv) in the event Tenant’s Estimated Payment Amount is less than the amount of actual Percentage Rent Tenant should have paid, then Tenant shall pay to Landlord such underpayment within 30-days following the date Landlord receives the later of Tenant’s Certification and the Accounting Firm’s Agreed Upon Procedures Report, and (v) the third party accounting firm of Tenant is satisfactory to Landlord to provide the Accounting Firm’s Agreed Upon Procedures Report, and (vi) Tenant’s Certification may be given by National Healthcare Corporation. For the avoidance of doubt, Landlord, Landlord Parties, Tenant and Tenant Parties acknowledge and agree that the accounting for and reconciliation of the Gross Revenues and Percentage Rent under this paragraph as to the Termination Partial Calendar Year shall be an accounting and reconciliation of such Gross Revenues and Percentage Rent for all Facilities (inclusive of the Florida Facilities).

5 NTD: Identity of Florida Assignee to be confirmed.

3.         Partial Assignment of Master Lease.

(a)         Partial Assignment and Assumption of Master Lease as to the Florida Facilities. Landlord does hereby transfer, assign, convey and deliver to Florida Assignee, effective as of the Effective Date, its entire right, title and interest in the Master Lease with respect to the Florida Facilities only (and for the avoidance of doubt, the Master Lease will not be assigned with respect to the Terminated Facilities and will be terminated with respect to the Terminated Facilities pursuant to paragraph 1 above). In exchange for the assignment of the Master Lease as to the Florida Facilities only from Landlord to Florida Assignee and other good and valuable consideration, Florida Assignee does hereby accept this assignment and, for the benefit of Landlord, Florida Assignee expressly assumes and agrees to perform all of the terms, covenants, conditions and obligations of Landlord arising under the Master Lease with respect to the Florida Facilities from and after the Effective Date. Florida Assignee shall be permitted to record, at its sole cost, in the official land records of the appropriate county, a memorandum evidencing the assignment of the Master Lease as to the Florida Facilities only.

(b)         Florida Assignee’s Indemnification of Landlord. Florida Assignee shall defend, protect, indemnify, and hold Landlord harmless from and against any and all liabilities, obligations, claims, suits, losses, costs, damages, or expenses (including court costs and reasonable attorneys’ fees) arising from or relating to the failure of Florida Assignee to fully perform all of its obligations as “landlord” under the Master Lease with respect to the Florida Facilities from and after the Effective Date.

(c)         Landlord’s Indemnification of Florida Assignee. Landlord shall defend, protect, indemnify and hold Florida Assignee harmless from and against any and all liabilities, obligations, claims, suits, losses, costs, damages, or expenses (including court costs and reasonable attorneys’ fees) arising from or relating to the failure of Landlord to fully perform all of its obligations as “landlord” under the Master Lease with respect to the Florida Facilities prior to the Effective Date.

4.         Mutual Release.

(a)         Effective as of the Effective Date, each Party (i) knowingly, voluntarily, unconditionally, irrevocably, and expressly forever discharges and releases the other Parties and their respective members, shareholders, limited partners, general partners, officers, managers, directors, owners, employees, agents, representatives, attorneys, beneficiaries, predecessors, successors and assigns (collectively with the other Parties, the “Released Parties”) of and from, and remises and waives any Damages and/or Claims (as defined below), and (ii) knowingly, voluntarily and expressly waives and relinquishes all rights and benefits, and covenants and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, directly or indirectly, with or against the Released Parties, in connection with any Damages and/or Claims.

(b)         Each Party acknowledges that, subsequent to the execution of this Agreement, it may discover Damages and/or Claims which are unknown or unanticipated as of the Effective Date, including unknown or unanticipated Damages and/or Claims that arose from, or are based upon or relate to, matters for which such Party’s release is given under this Agreement, and that, if known on the Effective Date, may have materially affected such Party’s decision to execute this Agreement. This Agreement contemplates the extinguishment of any such unknown or unanticipated Damages and/or Claims.

(c)         Each Party agrees, represents and warrants that (i) it is represented by counsel; (ii) it has read and fully understands the provisions of this Agreement and the waivers and released contained in this Agreement; (iii) it has been specifically advised by its counsel of the consequences of the above waiver and release and this Agreement generally; (iv) the waivers and releases in this Agreement have been negotiated and agreed upon in light of such review and advice; (v) it has not assigned, transferred, pledged, hypothecated, or otherwise conveyed its interest in the Master Lease and the Damages and/or Claims; and (vi) each Party hereby expressly waives and relinquishes all rights and benefits it may have under applicable law which would limit the waiver and release in this Agreement to the Damages and/or Claims which are known to or anticipated by such Party.

(d)         As used in this Agreement, “Damages and/or Claims” means any and all manner of, any actions, causes of action, suits, claims, counterclaims, demands, costs, debts, rent, dues, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, acknowledgments, extents, executions, liens, remedies, liabilities judgments, defenses, assertions, allegations, rights of setoff, sums of money owed, proceedings, doings, omissions, loss of services, attorneys’ fees and expenses, and all expenses and compensation related in any way to all known or unknown injuries or damages resulting, now or later, from the Termination and Eviction, whether fixed or contingent, asserted or unasserted, known or unknown, at law or in equity, in contract or tort, unsecured, secured, priority, administrative, or otherwise, suspected or unsuspected, accrued or unaccrued, patent or latent, liquidated or unliquidated, pending or threatened, and all resulting damages, including but not limited to actual damages, compensatory damages, consequential damages, statutory damages, punitive and exemplary damages, pre-judgment and post-judgment interest, attorneys’ fees and costs of court, and all other damages, which any Party has, ever had, or may have now or hereafter, against the Released Parties for, upon, or by reason of the Master Lease, the Terminated Facilities, and/or the Florida Facilities, but excluding in any event: (i) the rights, remedies, representations, warranties, indemnities, covenants and other obligations created by this Agreement, the Transaction Agreement, and the Conveyance Documents; and (ii) the Surviving Obligations as to the Terminated Facilities.

5.         Final Agreement. This Agreement reflects the entire and final agreement of the Parties thereto with respect to the subject matter hereof and supersedes all prior negotiations, discussions and writings with respect thereto.

6.         Defined Terms. Capitalized words not otherwise defined herein shall have the meaning ascribed to such word in the Master Lease.

7.         Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same document. Further, this Agreement may be executed by electronic means including, but not limited to, pdf or other electronic signatures (including Docusign).

8.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to any conflict of laws principles which would cause the laws of any other jurisdiction to apply.

9.         Attorneys’ Fees. In the event any litigation or other proceeding brought by any Party hereunder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs of suit. The court in such litigation or other proceeding shall be requested to designated the prevailing party, if any.

10.         Interpretation. This Agreement shall, unless otherwise specified herein, be subject to the following rules of interpretation: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to persons or entities include its permitted successors and assigns; (d) words and terms which include a number of constituent parts, things or elements shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (f) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with its respective terms; (g) the words “approve” or “consent” or “agree” or derivations of said words or words of similar import mean, unless otherwise expressly provided herein or therein, the prior approval, consent, or agreement in writing of the person holding the right to approve, consent or agree with respect to the matter in question, and the words “require” or “judgment” or “satisfy” or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment or satisfaction shall, unless otherwise expressly provided herein or therein, be in the sole and absolute discretion of the person holding the right to approve, consent or agree or who may make a requirement or judgment or who must be satisfied; (h) the words “include” or “including” or words of similar import shall be deemed to be followed by the words “without limitation”; (i) the words “hereto” or “hereby” or “herein” or “hereof” or “hereunder,” or words of similar import, refer to this Agreement in its entirety; (j) references to sections, articles, paragraphs or clauses are to the sections, articles, paragraphs or clauses of this Agreement; and (k) numberings and headings of sections, articles, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of this Agreement.

[Remainder of page intentionally left blank]

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

LANDLORD:

National Health Investors, Inc., a Maryland corporation (on behalf of itself and each of the identified Landlord Parties in Exhibit A attached hereto)

By:

Print Name: Kristin S. Gaines

Title: Senior Vice President and Chief Transaction Officer

TENANT:

NHC/OP, L.P., a Delaware limited partnership (on behalf of itself and each of the identified Tenant Parties in Exhibit A attached hereto)

By: NHC Delaware, Inc., a Delaware corporation

Its: General Partner

By:

Print Name:

Title:

EXHIBIT A to Partial Master Lease Termination Agreement and Partial Assignment and Assumption of Master Lease

SCHEDULE OF FACILITIES, LANDLORD PARTIES AND TENANT PARTIES

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
1.	NHC HealthCare, Anniston 2300 Coleman Road Anniston, AL 36207-6824 Calhoun County	NHI	NHC HealthCare/Anniston, LLC	151 SNF beds
2.	NHC HealthCare, Moulton 300 Hospital Street Moulton, AL 35650-1268 Lawrence County	NHI and NHI-REIT of Alabama, L.P.	NHC HealthCare/Moulton, LLC	136 SNF Beds
3.	NHC Bayonet Point Health & Rehabilitation 7210 Beacon Woods Dr. Hudson, FL 34667-1974[6] Pasco County	NHI and NHI/REIT of Florida, L.P.	National Health Realty, LLC	180 SNF Beds
4.	NHC Parkway Health & Rehabilitation Center 800 SE Central Parkway Stuart, FL 34994-3901 Martin County	NHI	National Health Realty, LLC	177 SNF Beds

6 Parcels 3 and 6 of this Property constitute Supplemental Properties.

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
5.	NHC Health Center of Merritt Island 500 Crockett Blvd. Merritt Island, FL 32953-5034[7] Brevard County	NHI	National Health Realty, LLC	180 SNF Beds
6.	NHC Health Center of Plant City 701 North Wilder Road Plant City, FL 33566-7547[8] Hillsborough County	NHI	National Health Realty, LLC	180 SNF Beds

7 The portion of this Property conveyed to NHI on February 28, 1996 constitutes a Supplemental Property.

8 Parcel 1 of this Property constitutes a Supplemental Property.

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
7.	NHC HealthCare, Glasgow 109 Homewood Blvd. Glasgow, KY 42141-3468 Barren County	NHI	NHC HealthCare/Glasgow, LLC	194 SNF Beds 12 AL Beds
8.	NHC HealthCare, Desloge 801 Brim Street Desloge, MO 63601-3411 St. Francois County	NHI	NHC HealthCare/Desloge, LLC	120 SNF Beds
9.	NHC HealthCare, Joplin 2700 E. 34th Street Joplin, MO 64804-4310 Newton County	NHI	NH HealthCare/Joplin, LLC	124 SNF Beds
10.	NHC HealthCare, Kennett 1120 Falcon Drive (Route 1, South Bypass) Kennett, MO 63857-3825 Dunklin County	NHI	NHC HealthCare/Kennett, LLC	170 SNF Beds
11.	NHC Maryland Heights 2920 Fee Fee Road Maryland Heights, MO 63043-1915 St. Louis County	NHI	NHC HealthCare/Maryland Heights, LLC	220 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
12.	NHC HealthCare, St. Charles 35 Sugar Maple Lane St. Charles, MO 63303-5740 St. Charles County	NHI	NHC HealthCare/St. Charles, LLC	120 SNF Beds
13.	Lake St. Charles Retirement Center 45 Honey Locust Lane St. Charles, MO 63303-5711 St. Charles County	NHI	NHC Place/Lake St. Charles, LLC	26 ALF Units and 152 ILF Units (Total 178 Units)
14.	NHC HealthCare, Anderson 1501 East Greenville St. Anderson, SC 29621-2004 Anderson County	NHI/Anderson, LLC	NHC HealthCare/Anderson, LLC	290 SNF Beds
15.	NHC HealthCare, Greenwood 437 East Cambridge Avenue Greenwood, SC 29646-2244 Greenwood County	NHI	NHC HealthCare/Greenwood, LLC	152 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
16.	NHC HealthCare, Laurens 379 Pinehaven Street Ext. Laurens, SC 29360-2672[9] Laurens County	NHI and NHI/Laurens, LLC	NHC HealthCare/Laurens, LLC	176 SNF Beds
17.	NHC HealthCare, Athens 1204 Frye Street Athens, TN 37303-3052 McMinn County	NHI	NHC HealthCare/Athens, LLC	86 SNF Beds
18.	NHC HealthCare, Chattanooga 2700 Parkwood Avenue Chattanooga, TN 37404-1730 Hamilton County	NHI	NHC HealthCare/Chattanooga, LLC	200 SNF Beds
19.	NHC Parkwood Retirement Apartments 2700A Parkwood Avenue Chattanooga, TN 37404-1730 Hamilton County	NHI	NHC HealthCare/Chattanooga, LLC	30 ILF Units

9 The portion of this Property conveyed to NHI on January 17, 1997 constitutes a Supplemental Property.

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
20.	NHC HealthCare, Dickson 812 North Charlotte St. Dickson, TN 37055-1009 Dickson County	NHI	NHC HealthCare/Dickson, LLC	191 SNF Beds 20 ALF Units
21.	NHC HealthCare, Franklin 216 Fairground Street Franklin, TN 37064-3531 Williamson County	NHI	NHC HealthCare/Franklin, LLC	80 SNF Beds
22.	NHC HealthCare, Hendersonville 370 Old Shackle Island Road Hendersonville, TN 37075-3082 Sumner County	NHI	NHC HealthCare/Hendersonville, LLC	122 SNF Beds
23.	NHC Colonial Hill Retirement Center 3209 Bristol Hwy. Johnson City, TN 37601-1543 Washington County	NHI	NHC HealthCare/Johnson City, LLC	63 ILF Units
24.	NHC HealthCare, Johnson City 3209 Bristol Hwy. Johnson City, TN 37601-1515 Washington County	NHI	NHC HealthCare/Johnson City, LLC	167 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
25.	NHC HealthCare, Lewisburg 1653 Mooresville Hwy. Lewisburg, TN 37091-2005 Marshall County	NHI	NHC HealthCare/Lewisburg, LLC	100 SNF Beds
26.	NHC HealthCare, McMinnville 928 Old Smithville Road McMinnville, TN 37110-6805 Warren County	NHI	NHC HealthCare/McMinnville City, LLC	115 SNF Beds
27.	NHC HealthCare, Milan 8017 Dogwood Lane Milan, TN 38358-6805 Gibson County	NHI	NHC HealthCare/Milan, LLC	117 SNF Beds
28.	NHC HealthCare, Oakwood 244 Oakwood Drive Lewisburg, TN 37091-3153 Marshall County	NHI	NHC HealthCare/Oakwood, LLC	60 SNF Beds

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
29.	NHC HealthCare, Pulaski 993 East College Street Pulaski, TN 38478-4432 Giles County	NHI	NHC HealthCare/Pulaski, LLC	102 SNF Beds
30.	NHC HealthCare, Scott 2380 Buffalo Road Lawrenceburg, TN 38646-4809 Lawrence County	NHI	NHC HealthCare/Scott, LLC	60 SNF Beds
31.	NHC HealthCare, Sequatchie 360 Dell Trail Dunlap, TN 37327-5511 Sequatchie County	NHI	NHC HealthCare/Sequatchie, LLC	110 SNF Beds
32.	NHC HealthCare, Smithville 825 Fisher Avenue Smithville, TN 37166-2140 DeKalb County	NHI	NHC HealthCare/Smithville, LLC	114 SNF Beds 6 ALF Units

Facility No.	Property Name and Address	Landlord Parties for Property (“NHI” = National Health Investors, Inc., a Maryland corporation) *To be confirmed during Review Period	Tenant Parties for Property *To be confirmed during Review Period	Type of Facility
33.	NHC HealthCare, Somerville 308 Lake Drive Somerville, TN 38068-9716 Fayette County	NHI	NHC HealthCare/Somerville, LLC	72 SNF Beds 12 ALF Beds
34.	NHC HealthCare, Sparta 34 Gracey Street Sparta, TN 38583-2046 White County	NHI	NHC HealthCare/Sparta, LLC	96 SNF Beds
35.	NHC HealthCare, Bristol 245 North Street Bristol, VA 24201-3274 (also known as 245 North Street, Bristol, TN) Washington County, VA Sullivan County, TN	NHI and NHI-REIT of Virgina, L.P.	NHC HealthCare/Bristol, LLC	120 SNF Beds

“Florida Facilities” mean the following Facilities: Facility No. 3, Facility No. 4, Facility No. 5 and Facility No. 6 above.

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